SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM FLOATING RATE FUND

A Special Meeting of Shareholders of AIM Floating Rate Fund, an investment portfolio of AIM Floating Rate Fund, a Delaware statutory trust ("Trust"), was held on April 11, 2006. The meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization which provides for the conversion of AIM Floating Rate Fund, a closed-end interval fund, into an open-end fund.

The results of the voting on the above matter were as follows:

                                                           Votes      Withheld/
Matter                                       Votes For    Against    Abstentions
------                                       ---------   ---------   -----------
(Class B Shares)

(1)  Approve an Agreement and Plan of
     Reorganization which provides for the
     conversion of AIM Floating Rate Fund,
     a closed-end interval fund, into an
     open-end fund........................   8,364,800    295,372      523,933

                                                           Votes      Withheld/
Matter                                       Votes For    Against    Abstentions
------                                       ---------   ---------   -----------
(Class C Shares)

(1)  Approve an Agreement and Plan of
     Reorganization which provides for the
     conversion of AIM Floating Rate Fund,
     a closed-end interval fund, into an
     open-end fund........................   2,768,936     82,828      130,799

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                    ATTACHMENT A

[AIM INVESTMENTS LOGO]

                            AIM FLOATING RATE FUND,
                     A PORTFOLIO OF AIM FLOATING RATE FUND

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                               February 27, 2006

Dear Shareholder:

     We are seeking your approval of the conversion of your fund, AIM Floating Rate Fund, from a closed-end, multiple-class interval fund to an open-end, multiple-class fund (the "Reorganization"). The Reorganization will be accomplished by transferring the assets and liabilities of your fund to a newly created fund (the "Buying Fund") pursuant to an Agreement and Plan of Reorganization (the "Agreement"). The Buying Fund will operate as an open-end fund with the same investment objective, and substantially the same investment policies and restrictions as currently exist for your fund. In addition, the Buying Fund will continue to invest primarily in bank loans after the Reorganization occurs. You will receive shares of the Buying Fund in connection with the Reorganization equal to the number of shares of your fund that you own immediately prior to the Reorganization if shareholders approve the Reorganization.

     We believe shareholders will benefit from the conversion of the fund into an open-end fund since shareholders will have the ability to redeem their shares on any business day, thereby creating daily liquidity for their shares. The attached Proxy Statement and Prospectus seeks your approval of the Reorganization of the fund.

     The enclosed Proxy Statement and Prospectus describes the proposed Reorganization and compares, among other things, the investment objectives and strategies and operating expenses of your fund and the Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees has approved the Agreement and the proposed Reorganization. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          -s- ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY CARD. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

                            AIM FLOATING RATE FUND,
                     A PORTFOLIO OF AIM FLOATING RATE FUND

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 11, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve an Agreement and Plan of Reorganization (the "Agreement") which provides for the conversion of AIM Floating Rate Fund (the "Fund"), which is structured as a closed-end interval fund that offers to repurchase its shares only on a quarterly basis into an open-end fund that permits redemptions of its shares on a daily basis. Pursuant to the Agreement, all of the assets of the Fund, an investment portfolio of AIM Floating Rate Fund (the "Trust"), will be transferred to AIM Floating Rate Fund (the "Buying Fund"), an investment portfolio of AIM Counselor Series Trust (the "Buyer") (the "Reorganization"). The Buying Fund will assume the liabilities of the Fund and the Buyer will issue shares of the Buying Fund to the Fund who shall distribute (a) Class A shares of the Buying Fund to shareholders of Class B shares of the Fund whose Class B shares are not subject to an early withdrawal charge (an "EWC") as of the effective time of the Reorganization, (b) Class B1 shares of the Buying Fund to shareholders of Class B shares of the Fund whose Class B shares are subject to an EWC as of the effective time of the Reorganization, and (c) Class C shares of the Buying Fund to shareholders of Class C shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 11, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on January 31, 2006 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES FOR YOUR FUND. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          -s- Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

February 27, 2006

           AIM FLOATING RATE FUND,                        AIM FLOATING RATE FUND,
                A PORTFOLIO OF                                 A PORTFOLIO OF
            AIM FLOATING RATE FUND                       AIM COUNSELOR SERIES TRUST
         11 GREENWAY PLAZA, SUITE 100                   11 GREENWAY PLAZA, SUITE 100
          HOUSTON, TEXAS 77046-1173                      HOUSTON, TEXAS 77046-1173
                (800) 347-4246                                 (800) 347-4246
                 (YOUR FUND)                                   (BUYING FUND)

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                               FEBRUARY 27, 2006

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of your Fund, AIM Floating Rate Fund. The Special Meeting will be held on April 11, 2006 at 3:00 p.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about February 27, 2006 to all shareholders entitled to vote at the Special Meeting.

     At the Special Meeting, we are asking shareholders of your Fund to consider and approve an Agreement and Plan of Reorganization (the "Agreement") that provides for the reorganization of your Fund, an investment portfolio of AIM Floating Rate Fund (the "Trust"), into AIM Floating Rate Fund (the "Buying Fund"), an investment portfolio of AIM Counselor Series Trust (the "Buyer") (the "Reorganization"). The principal purpose of the Reorganization is to convert your Fund, which is structured as a closed-end interval fund that offers to repurchase its shares only on a quarterly basis, into the Buying Fund, which is structured as an open-end fund that permits redemptions of shares on a daily basis.

     Under the Agreement, all of the assets of your Fund will be transferred to the Buying Fund, the Buying Fund will assume the liabilities of your Fund and the Buyer will issue shares of the Buying Fund to your Fund who shall distribute
(a) Class A shares of the Buying Fund to shareholders of Class B shares of your Fund whose Class B shares are not subject to an early withdrawal charge (an "EWC") as of effective time of the Reorganization, (b) Class B1 shares of the Buying Fund to shareholders of Class B shares of your Fund whose Class B shares are subject to an EWC as of effective time of the Reorganization, and (c) Class C shares of the Buying Fund to shareholders of Class C shares of your Fund.

     You will receive shares of the Buying Fund in connection with the Reorganization equal to the number of shares of your Fund that you own immediately prior to the Reorganization if shareholders approve the Reorganization. Moreover, the shares of the Buying Fund issued to you in the Reorganization will have an aggregate net asset value equal to the aggregate net asset value of the shares of your Fund that you own at the effective time of the Reorganization. As a result, the value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.

     The Board of Trustees of the Trust (the "Board") has approved the Agreement and the Reorganization as being advisable and in the best interests of your Fund.

     A I M Advisors, Inc. ("AIM") serves as the investment advisor to both your Fund and the Buying Fund. INVESCO Senior Secured Management, Inc. (the "Sub-Advisor") serves as sub-adviser to both your Fund and the Buying Fund. AIM and the Sub-Advisor are both indirect wholly-owned subsidiaries of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     Your Fund and Buying Fund have the same investment objectives. Both seek to provide a high level of current income and, secondarily, preservation of capital. The Buying Fund will operate with substantially the same investment strategies, policies and restrictions as currently exist for your Fund. In addition, the Buying Fund will continue to invest primarily in bank loans after the Reorganization occurs. See "How Do the Investment Objectives and Principal Strategies of Your Fund Compare to the Buying Fund."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Agreement. It is both the Proxy Statement of your Fund and the Prospectus of the Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectus of your Fund dated April 29, 2005, as supplemented July 1, 2005, December 7, 2005 and January 20, 2006 (your "Fund Prospectus"), together with the related Statement of Additional Information dated April 29, 2005, as supplemented July 1, 2005, October 5, 2005 and January 20, 2006 (your "Fund SAI") are on file with the Securities and Exchange Commission (the "SEC"). Your Fund Prospectus and your Fund SAI are incorporated by reference into this Proxy Statement/Prospectus. The Prospectus of the Buying Fund dated February 20, 2006, (the "Buying Fund Prospectus"), and the related Statement of Additional Information dated February 20, 2006, and the Statement of Additional Information relating to the Reorganization dated February 27, 2006, are on file with the SEC. The Buying Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus and a copy of the Buying Fund Prospectus is attached as Appendix II to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganization dated February 27, 2006, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about the Trust and the Buyer.

     Copies of the Prospectuses of the Buying Fund and your Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Additional information about your Fund may be obtained on the internet at www.aiminvestments.com.

     The Trust has previously sent to shareholders the most recent annual report for your Fund, including financial statements, and the most recent semi-annual report succeeding the annual report, if any. If you have not received such reports or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Such reports will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
  What are the Reasons for the Reorganization...............    1
  What Will Happen if the Reorganization Occurs.............    1
  How Do the Investment Objectives and Principal Strategies
     of Your Fund Compare to the Buying Fund................    2
  How Does Your Fund's Performance Compare to the Buying
     Fund's Performance.....................................    5
  How Do Your Fund's Fees and Expenses Compare to the Buying
     Fund's Fees and Expenses...............................    7
  What Class of Buying Fund Shares Will I Receive in the
     Reorganization.........................................   11
  Are Sales Charges Applicable to the Shares................   12
  When Do Class B1 Shares Convert to Class A Shares.........   13
  What Are the Distribution, Purchase, Redemption and
     Exchange Procedures....................................   14
  What Are The Differences Between Open-End Funds and
     Closed-End Interval Funds..............................   15
  The Board's Recommendation................................   17
RISK FACTORS................................................   18
  What Are the Risks Associated with the Buying Fund........   18
INFORMATION ABOUT BUYING FUND...............................   19
  What Are the Characteristics of the Buying Fund Shares....   19
  What is the Recent Management's Discussion of Fund
     Performance............................................   19
  What are the Financial Highlights for the Funds...........   19
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................   20
  What are the Terms of the Reorganization..................   20
  How and When Will the Reorganization Occur................   20
  What Did the Board Consider in Approving the
     Reorganization.........................................   20
  What Are the Other Terms of the Agreement.................   23
  What Are the Federal Income Tax Consequences of the
     Reorganization.........................................   23
  What is the Accounting Treatment of the Reorganization....   24
RIGHTS OF SHAREHOLDERS......................................   24
  Repurchases and Redemptions...............................   24
  Voting Rights of Shareholders.............................   25
CAPITALIZATION..............................................   26
LEGAL MATTERS...............................................   27
PENDING LITIGATION AND SETTLED ENFORCEMENT ACTIONS..........   27
ADDITIONAL INFORMATION ABOUT THE BUYING FUND AND YOUR
  FUND......................................................   28
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   28
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   29
  Why Did We Send You this Proxy Statement/Prospectus.......   29
  When and Where Will the Special Meeting be Held...........   29
  How Do I Vote in Person...................................   29
  How Do I Vote by Proxy....................................   29
  How Do I Vote by Telephone or the Internet................   29
  What is the Quorum Requirement............................   30
  Could there be an Adjournment of the Special Meeting......   30
  What is the Vote Necessary to Approve the Agreement.......   30
  How Will Proxies Be Solicited and Who Will Pay............   30
  Will Any Other Matters Be Voted on at the Special
     Meeting................................................   30
  Who Owns More than 5% of the Shares of Your Fund and the
     Buying Fund............................................   30
  Do Executive Officers and Trustees Own Shares of Your Fund
     and the Buying Fund....................................   30

                  Shares Outstanding of Each Class of Your Fund on Record Date
EXHIBIT A
                  Ownership of Shares of Your Fund
EXHIBIT B
                  Agreement and Plan of Reorganization
APPENDIX I
                  Prospectus of the Buying Fund
APPENDIX II
                  Discussion of Performance of Your Fund
APPENDIX III
                  Financial Highlights of Your Fund
APPENDIX IV

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS. ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AND MYAIM.COM ARE SERVICE MARKS OF AIM MANAGEMENT GROUP INC. AIM TRIMARK IS A REGISTERED SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                    SUMMARY

WHAT ARE THE REASONS FOR THE REORGANIZATION

     AIM has found that closed-end interval funds such as your Fund are not as attractive to investors as other types of investment companies. Interval funds are closed-end funds that issue securities that are not redeemable at the option of the shareholder. The shares of your Fund are not listed on any national securities exchange. A shareholder of an interval fund can only sell his or her shares when such fund schedules a repurchase offer. Your Fund currently has repurchase offers each quarter which means that a shareholder can only sell his or her shares each quarter (i.e., quarter liquidity). This limited liquidity, AIM believes, has two results: it makes your Fund less attractive to shareholders who prefer daily liquidity offered by other funds with similar investment mandates, and it may accelerate an investor's decision to tender shares of your Fund for repurchase. These factors have contributed to the decline in assets in your Fund. On December 31, 2000, the net assets of your Fund were approximately $487 million, on December 31, 2005, the net assets were approximately $207 million. Moreover, on December 31, 2000, there were 51,953,060 shares of your Fund outstanding, but only 22,890,699 shares outstanding on December 31, 2005.

     AIM further believes that there is investor demand for an open-end fund that invests primarily in bank loans and similar debt securities. As a result, the Board, including the independent trustees, has determined that the Reorganization is advisable and in the best interests of your Fund and its shareholders.

     The Reorganization will result in the conversion of your Fund, a closed-end interval fund, into the Buying Fund, an open-end mutual fund. Your Fund is a series of the Trust, a Delaware statutory trust and is structured as a closed-end interval fund that provides for repurchases of its shares on a quarterly basis. The Buying Fund is a series of the Buyer, also a Delaware statutory trust and is structured as an open-end fund that permits redemptions of shares on a daily basis. Your Fund and the Buying Fund have the same investment objectives, utilize similar investment strategies and invest in similar securities. The Buying Fund will continue to invest primarily in bank loans after the Reorganization occurs. The Board believes that the Reorganization of your Fund into an open-end fund (the Buying Fund) will provide shareholders with additional liquidity, and may help AIM and your Fund's distributor, AIM Distributors, Inc. (the "Distributor") to attract additional assets which may, over the long term, reduce expenses. To the extent that the Buying Fund's assets grow, expenses of the Buying Fund may decrease as a percentage of net assets and the Buying Fund may achieve economies of scale. In addition, the total annual operating expenses of the Buying Fund are expected to be lower than your Fund's current total annual operating expenses. For additional information concerning the factors the Board considered in approving the Agreement, see "Additional Information About the Agreement -- What Did the Board Consider in Approving the Reorganization."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Agreement. For more complete information, please read this entire Proxy Statement/Prospectus.

WHAT WILL HAPPEN IF THE REORGANIZATION OCCURS

     If shareholders of your Fund approve the Agreement and other closing conditions are satisfied, all of the assets of your Fund will be transferred to the Buying Fund, the Buying Fund will assume all of the liabilities of your Fund, and the Buyer will issue shares of the Buying Fund to your Fund who will distribute (a) Class A shares of the Buying Fund to shareholders of Class B shares of your Fund whose Class B shares are not subject to an EWC as of the effective time of the Reorganization, (b) Class B1 shares of the Buying Fund to shareholders of Class B shares of your Fund whose Class B shares are subject to an EWC as of the effective time of the Reorganization, and (c) Class C shares of the Buying Fund to shareholders of Class C shares of your Fund. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Agreement -- What Are the Other Terms of the Agreement."

     You will receive shares of the Buying Fund in connection with the Reorganization equal to the number of shares of your Fund you own immediately prior to the Reorganization if shareholders approve the

Reorganization. The shares of the Buying Fund issued in the Reorganization will have an aggregate net asset value equal to the value of the net assets of your Fund transferred to the Buying Fund. The value of your account with the Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreement."

     The Trust and the Buyer will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization. See "Additional Information About the Agreement -- What Are the Federal Income Tax Consequences of the Reorganization."

     No sales charges will be imposed in connection with the Reorganization.

HOW DO THE INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES OF YOUR FUND COMPARE TO THE BUYING FUND

     Your Fund and the Buying Fund have the same investment objectives. Both funds seek to provide a high level of current income and, secondarily preservation of capital. These investment objectives are classified as non-fundamental, which means that they may be changed by the Board and the Board of Trustees of the Buyer, respectively, without shareholder approval. The investment strategies of both funds are similar.

     A description of the fundamental and non-fundamental restrictions and policies applicable to your Fund and the Buying Fund can be found in each Fund's Statement of Additional Information. While your Fund and the Buying Fund have slightly different approaches to disclosing and characterizing these restrictions and policies, in substance your Fund and the Buying Fund operate under the same general restrictions and are subject to the same general policies, except with respect to investments in illiquid securities.

     The Buying Fund has implemented a non-fundamental policy on the purchase of illiquid securities such that not more than 15% of the Buying Fund's net assets may be held in illiquid securities. Your Fund has no limitation on the amount of illiquid securities that it may hold.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of your Fund and the Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and the Buying Fund in your Fund Prospectus and the Buying Fund Prospectus, respectively.

                  YOUR FUND                                      BUYING FUND
                  ---------                                      -----------
                                    INVESTMENT OBJECTIVES
- - High level of current income, and             - Same objective
  secondarily preservation of capital
                                    INVESTMENT STRATEGIES
- - Invests normally at least 80% of its assets   - Invests normally at least 80% of its assets
  in senior secured floating rate loans and       (net assets plus the amount of any
  senior secured floating rate debt               borrowings) in senior secured floating rate
  securities made to or issued by U.S. or         loans made by banks and other financial
  non-U.S. companies that meet credit             institutions and in senior secured floating
  standards established by its investment         rate debt instruments. These securities
  advisor and its sub-advisor, generally          will generally be rated below investment
  rated below investment grade.                   grade, or will be unrated but of comparable
                                                  quality.
- - Invests primarily in assignments of, or       - Same strategy
  participations in, corporate loans made by
  banks and other financial institutions and
  in corporate debt securities.
- - No corresponding strategy                     - In complying with the 80% investment
                                                  requirement, may invest in synthetic
                                                  instruments. Synthetic instruments are
                                                  investments that have

                  YOUR FUND                                      BUYING FUND
                  ---------                                      -----------
                                                  economic characteristics similar to its
                                                  direct investments, and may include
                                                  credit-linked notes and collateralized loan
                                                  obligations.
- - Invests in loans and debt securities that     - Same strategy
  meet the credit standards established by
  its portfolio managers.
- - The portfolio managers perform their own      - Same strategy
  independent credit analysis on each
  borrower and on the collateral securing
  each loan.
- - The portfolio managers also consider the      - Same strategy
  nature of the industry in which the
  borrower operates, the nature of the
  borrower's assets and the general quality
  and creditworthiness of the borrower.
- - The portfolio managers construct the          - Same strategy
  investment portfolio using a process that
  focuses on obtaining access to the widest
  possible range of potential investments
  available in the market and their own legal
  review of the documents for loans and their
  own on-going credit analysis of the
  issuers.
- - The portfolio managers determine to sell      - Same strategy
  portfolio securities of companies
  evidencing unfavorable industry trends or
  poor performance and determine to invest in
  companies with earnings potential and other
  factors indicating potential improved
  performance.
- - Is a non-diversified fund, meaning that it    - Same strategy
  may invest a greater portion of its assets
  in the loans or securities of one borrower
  or issuer than a diversified fund.
- - May invest up to 20% of net assets in:        - May invest up to 20% of its net assets in
                                                  certain other types of debt obligations or
  - Senior unsecured floating rate loans and      securities, both to increase yield and to
    notes                                         manage cash flow. Other types of obligations
                                                  and securities may include:
  - Subordinated secured and unsecured
    floating rate loans                           - Fixed rate high yield bonds
  - Secured or unsecured short-term debt          - Investment grade corporate bonds
    obligations
                                                  - Short-term government and commercial debt
  - Fixed-rate corporate obligations,               obligations
    including investment-grade and high-yield
    bonds                                         - Exchange traded funds
  - Interest rate swaps                           - Derivatives
  - Cash, cash equivalents or other high          - Interest rate swaps
    quality short term investments, including
    shares of affiliated money market funds.      - Unsecured loans
                                                  - Cash, cash equivalents or other high
                                                    quality short term investments, including
                                                    shares of affiliated money market funds.

                  YOUR FUND                                              BUYING FUND
                  ---------                                              -----------
- - May borrow up to 33 1/3% of assets, for:              - May borrow up to 33 1/3% of assets, for:
  - Leveraging                                            - Leveraging
  - To finance repurchase offers                          - Temporary or defensive purposes
  - Temporary or defensive purposes                       - In anticipation of adverse market
                                                            conditions
  - In anticipation of adverse market
    conditions                                            - For cash management purposes
  - For cash management purposes
- - May invest up to 20% of assets in cash or             - Same strategy
  cash equivalents
- - May invest up to 5% in distressed,                    - Same strategy
  defaulted or bankrupt securities
- - May invest up to 100% of its assets in                - Same strategy
  floating rate loans and in floating rate
  debt securities of non U.S. entities, but
  will only invest in such loans and
  securities that are U.S. dollar denominated
  or otherwise provide for payment in U.S.
  dollars.
- - May not invest more than 25% of net assets            - Same strategy
  in any one industry
- - In anticipation of or in response to                  - Same strategy
  adverse market or other conditions, or
  atypical circumstances such as unusually
  large cash inflows or redemptions, may
  temporarily hold all or a portion of its
  assets in cash, cash equivalents or high
  quality debt instruments.

HOW DOES YOUR FUND'S PERFORMANCE COMPARE TO THE BUYING FUND'S PERFORMANCE

     The Buying Fund has been formed solely to effect the Reorganization, currently has no assets and will commence operations upon the closing of the Reorganization. As a result, it has no performance.

     The bar chart and table shown below provide an indication of the risks of investing in your Fund. Your Fund's past performance (before and after taxes) is not necessarily an indication of future performance.

  BAR CHART

     The following bar chart shows changes in the performance of your Fund's Class B shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                  (BAR CHART)

- ------------------------------------------------------------------------------
YEARS                                                                     %
- ------------------------------------------------------------------------------
 1998                                                                     5.25%
- ------------------------------------------------------------------------------
 1999                                                                     5.49%
- ------------------------------------------------------------------------------
 2000                                                                     5.03%
- ------------------------------------------------------------------------------
 2001                                                                    (1.48)%
- ------------------------------------------------------------------------------
 2002                                                                     2.76%
- ------------------------------------------------------------------------------
 2003                                                                     7.06%
- ------------------------------------------------------------------------------
 2004                                                                     6.36%
- ------------------------------------------------------------------------------
 2005                                                                     5.00%
- ------------------------------------------------------------------------------

     During the periods shown in the bar chart, the highest quarterly return was 3.12% (quarter ended 6/30/03) and the lowest quarterly return was -1.89% (quarter ended 12/31/01).

  PERFORMANCE TABLE

     The following performance table compares your Fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. Your Fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. Your Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of your Fund may deviate significantly from the performance of the indices shown below.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                                     SINCE       INCEPTION
(FOR THE PERIODS ENDED DECEMBER 31, 2005)                 1 YEAR      5 YEARS     INCEPTION(1)     DATE
- -----------------------------------------                ---------   ----------   ------------   ---------
CLASS B
  Return Before Taxes..................................    2.00         3.89          4.68         5/1/97
  Return After Taxes on Distributions..................    0.30         2.17          2.40         5/1/97
  Return Before Taxes on Distributions and Sale of Fund
     Shares............................................    1.28         2.26          2.55         5/1/97
CLASS C
  Return Before Taxes..................................    3.85         3.63          3.72        3/31/00
Lehman Aggregate Bond Index(2).........................    2.43         5.87          6.59(5)     4/30/97
CSFB Leveraged Loan Index(3)...........................    5.69         5.16          5.29(5)     4/30/97
Lipper CE Loan Participation Fund Index(4).............    5.01         4.21            --             --

- ---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual, after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 40I(k) plans or individual retirement accounts. After tax returns are shown for Class B only and after-tax returns for Class C will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.

(2) The Lehman Aggregate Bond Index represents the U.S. investment-grade fixed-rate bond market (including government and corporate securities, mortgage pass-through securities and asset-backed securities), and is compiled by Lehman Brothers, a global investment bank. Your Fund has also included the CSFB Leveraged Loan Index, which your Fund believes more closely reflects the performance of the securities in which your Fund invests. In addition, your Fund has included the Lipper Closed-End ("CE") Loan Participation Fund Index (which may or may not include your Fund) for a comparison to a peer group.

(3) The CSFB Leveraged Loan Index is an index of below-investment-grade loans designed to mirror the investable universe of the U.S. dollar-denominated leveraged loan market. The index is compiled by Credit Suisse First Boston Corporation, a well-known global investment bank.

(4) The Lipper CE Loan Participation Fund Index represents an average of the 10 largest closed-end loan participation funds tracked by Lipper, Inc., an independent mutual fund performance monitor. The index inception date is March 31, 1999.

(5) Since inception index returns are given from the month-end closest to the inception date of the oldest share class.

     For more information regarding the total return of your Fund, see the "Financial Highlights" section of your Fund Prospectus, which has been made a part of this Proxy Statement/Prospectus by reference. Past performance cannot guarantee comparable future results.

HOW DO YOUR FUND'S FEES AND EXPENSES COMPARE TO THE BUYING FUND'S FEES AND EXPENSES

  FEE TABLE

     This table shows the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class B and Class C shares of your Fund and the Pro Forma Combined Expense Ratios of the Class A, Class B1 and Class C shares of the Buying Fund after giving effect to the Reorganization as of December 31, 2004. There is no guarantee that actual expenses will be the same as those shown in this table. Your Fund's expense ratios have been restated to reflect your Fund's current interest expense.

                                        AIM FLOATING FUND                        AIM FLOATING FUND
                                            YOUR FUND                               BUYING FUND
                                            (12/31/04)                          PRO FORMA COMBINED
                                    --------------------------      -------------------------------------------
                                     CLASS B         CLASS C         CLASS A         CLASS B1         CLASS C
                                      SHARES          SHARES          SHARES          SHARES           SHARES
                                    ----------      ----------      ----------      -----------      ----------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load)
  Imposed on Purchase.............  None(1)         None(1)            2.50%           None             None
  (as a percentage of offering
  price)
Maximum Early Withdrawal Charge
  ("EWC")/Deferred Sales Charge...     3.00%(2)        1.00%(2)        None(3)(4)      3.00%            1.00%
  (as a percentage of original
  purchase price or redemption
  proceeds, as applicable)
Redemption/Exchange Fee...........     None            None            2.00%(5)     None(5)             2.00%(5)
  (as a percentage of amount
  redeemed/exchanged)
ANNUAL FUND OPERATING EXPENSES(6)
  (expenses that are deducted from
  fund assets)
Management fees...................     0.95%           0.95%           0.65%           0.65%            0.65%
Distribution and/or Service
(12b-1) Fees......................     0.25%           0.75%(7)        0.25%           0.25%            0.75%
  Other Expenses..................     0.34%           0.34%           0.32%(8)        0.32%(8)         0.32%(8)
  Interest........................     0.53%(9)        0.53%(9)        0.53%           0.53%            0.53%
Total Other Expenses..............     0.87%           0.87%           0.85%(8)        0.85%(8)         0.85%(8)
Total Annual Fund Operating
  Expenses........................     2.07%(10)       2.57%(10)       1.75%(11)       1.75%(11)        2.25%(11)

- ---------------

 (1) Under applicable rules governing the repurchase offers, your Fund may deduct from a shareholder's repurchase proceeds a fee of up to 2.00% of such proceeds to offset expenses associated with the repurchase offer. Although it has no current intention to do so, your Fund could impose such a repurchase fee. Such repurchase fee would be in addition to any EWC. You may also be charged a transaction or other fee by the financial institution managing your account.

 (2) Calculated based on the lesser of the then current net asset value or the original price of the shares being tendered. For Class B Shares, the maximum EWC applies to shares sold during the first year after purchase; the EWC declines annually thereafter, reaching zero after four years. For Class C Shares, the EWC applies to shares sold during the first year after purchase; the EWC disappears thereafter.

 (3) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

 (4) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

 (5) You may be charged a 2.00% fee on redemption or exchanges of Class A and Class C shares held thirty days or less from the date of purchase. This redemption/exchange fee applies to shares purchased after the Reorganization and redeemed within 30 days of purchase but not shares issued in connection with the Reorganization and redeemed within 30 days of the Reorganization. Class B1 shares will only be issued in connection with the Reorganization and will not be available for purchase after the Reorganization. There is no redemption or exchange fee applicable to Class B1 shares issued in connection with the Reorganization.

 (6) There is no guarantee that actual expenses will be the same as those shown in the table.

 (7) The Distributor has agreed to voluntarily waive 0.25% of the annual Distribution and Service Fee for Class C Shares. This agreement may be modified or terminated at any time.

 (8) Other expenses are based on estimated amounts for the current period.

 (9) Interest has been restated to reflect the current interest expense.

(10) AIM has voluntarily agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Operating Expenses (excluding certain items discussed below) for your Fund's Class B and Class C shares to 1.50% and 1.75% of average daily net assets, respectively. In determining AIM's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the limits stated above: (i) interest; (ii) taxes; (iii) dividend expense on short sales;
     (iv) extraordinary items (expenses that are not anticipated to arise from your Fund's day-to-day operations); and (v) expenses that your Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, in addition to the expense reimbursement arrangement with AMVESCAP PLC relating to market timing matters, the only expense offset arrangements from which your Fund benefits are in the form of credits that your Fund receives from banks where your Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the your Fund. Voluntary fee waivers or reimbursements may be modified or discontinued at any time upon consultation with the Board without further notice to investors. Total annual fund operating expenses net of this agreement and the Distributor waiver of Class C shares distribution and service fees were 2.03% and 2.28%, as restated for Class B and Class C shares, respectively.

(11) AIM has voluntarily agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed above in Note 10) of Class A, Class B1 and Class C shares to 1.50%, 1.50% and 2.00% of average daily net assets, respectively. Voluntary fee waivers or reimbursements may be modified or discontinued at any time upon consultation with the Buyer's Board of Trustees without further notice to investors.

  EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of your Fund and the Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of the Buying Fund giving effect to the reorganization of your Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     This Example conforms with the form requirements of the registration statement applicable to the Buying Fund (Form N-1A) in that it assumes an initial investment of $10,000. The expense example set forth in your Fund's currently effective prospectus which is part of its registration statement conforms with the form requirements of such registration statement (Form N-2) in that it assumes a $1,000 investment.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM FLOATING RATE FUND (YOUR FUND)
Class B...............................................  $510   $849    $1,114   $2,400
Class C...............................................   360    799     1,365    2,905
AIM FLOATING RATE FUND -- PRO FORMA COMBINED
Class A*..............................................  $423   $787    $1,175   $2,261
Class B1..............................................   478    751       949    2,062
Class C...............................................   328    703     1,205    2,585

- ---------------

* Information presented for Class A shares of the Buying Fund assumes the 2.50% front-end sales load applicable to such shares, as required by SEC rule. Shares issued in connection with the Reorganization will not be subject to such front-end sales load. As a result Class A shares to be issued in connection with the Reorganization will have lower costs than those shown in this Expense Example.

     You would pay the following expenses if you did not redeem your shares:

                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM FLOATING RATE FUND (YOUR FUND)
Class B...............................................  $210   $649    $1,114   $2,400
Class C...............................................   260    799     1,365    2,905
AIM FLOATING RATE FUND -- PRO FORMA COMBINED
Class A*..............................................  $423   $787    $1,175   $2,261
Class B1..............................................   178    551       949    2,062
Class C...............................................   228    703     1,205    2,585

- ---------------

* Information presented for Class A shares of the Buying Fund assumes the 2.50% front-end sales load applicable to such shares, as required by SEC rule. Shares issued in connection with the Reorganization will not be subject to such front-end sales load. As a result Class A shares to be issued in connection with the Reorganization will have lower costs than those shown in this Expense Example.

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR FUND'S AND THE BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT YOUR FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

  ADVISORY FEES

     AIM receives from your Fund an investment advisory fee paid monthly at the annual rate of 0.95% of the average daily net assets of your Fund. AIM (and not your Fund) pays the Sub-Adviser a fee, computed daily and paid monthly, at a rate of 40% of AIM's compensation on the sub-advised assets.

     Pursuant to the investment advisory fee schedule applicable to the Buying Fund, AIM will receive a monthly fee calculated at the following annual rates, based on the average daily net assets of the Buying Fund:

ANNUAL RATE        NET ASSETS
- -----------        ----------
   0.65%      First $500 million
   0.60%      Next $4.5 billion
  0.575%      Next $5 billion
   0.55%      Over $10 billion

     AIM (and not the Buying Fund) will pay the Sub-Advisor a fee computed daily and paid monthly, at a rate of 40% of AIM's compensation on the sub-advised assets.

     The current investment advisory fee schedule of your Fund is higher at all asset levels than the current investment advisory fee schedule of the Buying Fund. As a result, after giving effect to the Reorganization, investment advisory fees will be reduced.

  DISTRIBUTION AND SERVICE FEES

     The current distribution plans for Class B and Class C shares of your Fund provide that your Fund pays the Distributor monthly distribution and service fees at an annual rate of 0.25% of average daily net assets attributable to your Fund's Class B shares and 0.75% of average daily net assets attributable to your Fund's Class C shares, respectively. The Distributor is currently voluntarily waiving 0.25% of the Class C distribution and service fee. This voluntary fee waiver may be discontinued or modified at any time upon consultation with the Board.

     The distribution plans for Class A, Class B1 and Class C shares of the Buying Fund provide that the Buying Fund will pay the Distributor monthly distribution and service fees (12b-1 fees) at the rates set forth below:

Class A shares..............................................  0.25%
Class B1 shares.............................................  0.25%
Class C shares..............................................  0.75%

     No changes in the contractual rate of distribution and service fees would result after giving effect to the Reorganization. However, the Distributor will not be waiving its right to receive a portion of the distribution and service fees payable by the Class C shares. As a result, after the Reorganization, Class C shareholders will pay 0.25% more in distribution and service fees than such shareholders currently pay as a result of ownership of Class C shares of your Fund. Notwithstanding this change, the total annual operating expenses for all classes of shares of the Buying Fund, including Class C shares, are expected to be lower than such annual operating expenses of your Fund.

  EXPENSE LIMITATION AGREEMENTS

     AIM has voluntarily agreed to waive advisory fees payable by your Fund and/or reimburse expenses of your Fund to the extent necessary to limit Total Annual Operating Expenses (excluding certain items discussed below) for your Fund's Class B and Class C shares to 1.50% and 1.75% of average daily net assets, respectively. In determining AIM's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account ("Excluded Expenses"), and could cause the Total Annual Fund Operating Expenses to exceed the limits stated above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items (expenses that are not anticipated to arise from your Fund's day-to-day operations); and (v) expenses that your Fund has incurred but did not actually pay because of an expense offset arrangement. AIM may modify or discontinue voluntary fee waivers or reimbursements at any time upon consultation with the Board without further notice to investors.

     AIM has voluntarily agreed to waive advisory fees payable by the Buying Fund and/or reimburse expenses of the Buying Fund to the extent necessary to limit Total Annual Fund Operating Expenses (excluding the same Excluded Expenses set forth above for your Fund) for the Buying Fund's Class A, Class B1 and Class C shares to 1.50%, 1.50% and 2.00% of average daily net assets, respectively. In determining AIM's obligation to waive advisory fees and/or reimburse expenses, Excluded Expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the limits stated above. As is the case with respect to your Fund, AIM may modify or discontinue voluntary fee waivers or reimbursements at any time upon consultation with the Buyer's Board of Trustees without further notice to investors.

     As a result, Class B shareholders of your Fund will have the same expense limit (1.50% of average daily net assets) in place after the Reorganization which limit is subject to the same Excluded Expenses, whether or not such shareholders receive Class A or Class B1 shares of the Buying Fund in the Reorganization. On the other hand, Class C shareholders of your Fund will have a higher expense limit (2.00% of average daily net assets of the Buying Fund) in place after the Reorganization than the expense limit currently in effect for Class C shares of your Fund (1.75% of average daily net assets of your Fund). Each such expense limit is subject to the same Excluded Expenses. Therefore, to the extent that the expenses of Class C shares of the Buying Fund exceed 1.75% of the Buying Fund's average daily net assets, Class C shareholders of your Fund could pay higher total annual operating expenses when holding Class C shares of the Buying Fund.

     AIM does not expect total annual operating expenses (exclusive of Excluded Expenses) of Class C shares of the Buying Fund to exceed 1.75% of average daily net assets of the Buying Fund. However, if after the Reorganization, the Buying Fund experiences substantial redemptions and hence a marked reduction in the size of the Buying Fund, the total annual operating expenses of the Buying Fund could exceed the 1.75% expense limitation agreement in effect for Class C shares of the Buying Fund. This would result in Class C shares of the Buying Fund having higher total annual operating expenses (exclusive of the Excluded Expenses) than Class C shares of your Fund. See "Summary -- What Are The Differences Between Open-End Funds and Closed-End Interval Funds -- Expenses; Costs of Potential Net Redemptions." Total Annual Operating Expenses of both your Fund and the Buying Fund have, or in the case of the Buying Fund, will have after the Reorganization, Excluded Expenses (primarily interest expenses) that will cause the funds to exceed their expense limits.

WHAT CLASS OF BUYING FUND SHARES WILL I RECEIVE IN THE REORGANIZATION

     Set forth below is a table of the share classes of your Fund that are currently available to investors and the share class of the Buying Fund that shareholders of your Fund will receive in the Reorganization.

                                                          CLASSES OF SHARES OF THE BUYING FUND
CLASSES OF SHARES OF YOUR FUND                            TO BE RECEIVED IN THE REORGANIZATION
- ------------------------------                            ------------------------------------
Class B Shares that are not subject to an Early
  Withdrawal Charge as of the Effective Time of the
  Reorganization........................................  Class A Shares
Class B Shares that are subject to an Early Withdrawal
  Charge as of the Effective Time of the
  Reorganization........................................  Class B1 Shares
Class C Shares..........................................  Class C Shares

  CLASS B1 SHARES

     The Board of Trustees of the Buyer has determined that the Buying Fund should not offer a class of shares with an EWC or a contingent deferred sales charges (a "CDSC" and collectively with an EWC, a "back-end load") applicable for longer than one year from the date of purchase other than in connection with the Reorganization. Because your Fund offers Class B shares which have a back-end load (EWC) with a duration of longer than one year, however, the Buying Fund has been structured with Class B1 shares which have a back-end load (CDSC). Class B1 shares will be offered only to certain of your Fund's Class B shareholders in connection with the Reorganization, as set forth in the table above.

     As shown in the table above, certain shareholders of your Fund's Class B shares will receive Class B1 shares of the Buying Fund in connection with the Reorganization, if such shareholders' Class B shares are subject to a back-end load (EWC) as of the effective time of the Reorganization. Class B1 shares are subject to a back-end load (CDSC). See "Are Sales Charges Applicable to the Shares -- Sales Charges for Class B and Class B1 Shares" below. In addition, Class B1 shares of your Fund will automatically convert to Class A shares of the Buying Fund after such shares have been held for a certain period of time. See "When Do Class B1 Shares Convert to Class A Shares" below. Because Class B1 shares of the Buying Fund will only be offered in connection with the Reorganization, and because Class B1 shares automatically convert to Class A shares over time, ultimately no Class B1 shares of the Buying Fund will remain outstanding.

  CLASS A SHARES

     As shown in the table above, certain shareholders of your Fund's Class B shares will receive Class A shares of the Buying Fund in connection with the Reorganization, if such shareholders' Class B shares are not subject to a back-end load (EWC) as of the effective time of the Reorganization. Class A shares of the Buying Fund are not subject to a back-end load.

  CLASS C SHARES

     As shown in the table above, shareholders of your Fund's Class C shares will receive Class C shares of the Buying Fund in connection with the Reorganization. Class C shares of both your Fund and the Buying Fund are subject to a back-end load, see "Are Sales Charges Applicable to the Shares -- Sales Charges for Class C Shares" below.

     For additional information regarding the features of each of the share classes of your Fund and Buying Fund, see Your Fund Prospectus and the Buying Fund Prospectus, respectively.

ARE SALES CHARGES APPLICABLE TO THE SHARES

     No sales charges are applicable to shares of the Buying Fund received by holders of your Fund's shares in connection with the Reorganization. The Reorganization will not result in the imposition of an EWC or a CDSC. The holding period for purposes of determining whether to charge a CDSC upon redemption of Class B1 or Class C of shares of the Buying Fund received in connection with the Reorganization that are redeemed subsequent to the Reorganization will be the same as the holding period of your shares immediately prior to the Reorganization.

     The information below provides a summary for comparison purposes of the initial sales charges, EWCs and CDSCs applicable to each class of shares of your Fund and the Buying Fund, as applicable. The fee tables above in the section entitled "How Do Your Fund's Fees and Expenses Compare to the Buying Fund's Fees and Expenses" include comparative information about maximum initial sales charges on purchases of Class A shares of the Buying Fund and the maximum EWC and CDSC on redemptions of certain classes of shares of your Fund and the Buying Fund. For more detailed information on initial sales charges, including volume purchase breakpoints and waivers, and reductions of EWCs and CDSCs over time, see your Fund Prospectus and the Buying Fund Prospectus and the related Statements of Additional Information.

  SALES CHARGES FOR CLASS A SHARES

     - subject to a maximum 2.50% initial sales charge*

     - may be subject to a 1.00% CDSC on redemptions made within 12 or 18 months from the date of certain purchases

- ---------------

     * The Buying Fund waives initial sales charges on Class A shares for certain categories of investors, including certain of their affiliated entities and certain of their employees, officers and trustees and those of their investment advisor.

     In addition, Class A shares of the Buying Fund are subject to a 2.00% redemption/exchange fee on redemptions or exchanges of such shares held 30 days or less. This redemption/exchange fee applies to shares purchased after the Reorganization and redeemed within 30 days of purchase but not shares issued in connection with the Reorganization and redeemed within 30 days of the Reorganization.

  SALES CHARGES FOR CLASS B AND CLASS B1 SHARES

     Your Fund does not impose a sales charge upon initial purchases of Class B shares. The Buying Fund's Class B1 shares will only be issued in connection with the Reorganization and are not available for purchase. As a result, Class B1 shares are not subject to an initial sales charge.

     Class B shares of your Fund and Class B1 shares of the Buying Fund are subject to an EWC or a CDSC, as applicable, when such shares are redeemed as set forth below:

                                                              YOUR FUND
                                                                EARLY      BUYING
                                                              WITHDRAWAL    FUND
HOLDING PERIOD AFTER PURCHASE                                   CHARGE      CDSC
- -----------------------------                                 ----------   ------
Through First Year..........................................     3.0%       3.0%
Through Second Year.........................................     2.5%       2.5%
Through Third Year..........................................     2.0%       2.0%
Through Fourth Year.........................................     1.0%       1.0%
Longer than Four Years......................................     0.0%       0.0%

  SALES CHARGES FOR CLASS C SHARES

     Neither your Fund nor the Buying Fund imposes a sales charge upon initial purchase of Class C shares.

     Class C shares of your Fund and Class C shares of the Buying Fund are subject to an EWC or a CDSC, as applicable, when such shares are redeemed as set forth below:

                                                              YOUR FUND
                                                                EARLY      BUYING
                                                              WITHDRAWAL    FUND
HOLDING PERIOD AFTER PURCHASE                                   CHARGE      CDSC
- -----------------------------                                 ----------   ------
Through First Year..........................................    1.00%      1.00%
Longer than First Year......................................    0.00%      0.00%

     The EWC and CDSC on redemptions of shares of your Fund and the Buying Fund are computed based on the lower of their original purchase price or current net asset value, net of reinvested dividends and capital gains distributions.

     In addition, Class C shares of the Buying Fund are subject to a 2.00% redemption/exchange fee on redemptions or exchanges of such shares held 30 days or less from the date of purchase. This redemption/exchange fee applies to shares purchased after the Reorganization and redeemed within 30 days of purchase but not shares issued in connection with the Reorganization and redeemed within 30 days of the Reorganization.

WHEN DO CLASS B1 SHARES CONVERT TO CLASS A SHARES

     The Buying Fund's Class B1 shares will only be issued to shareholders of your Fund's Class B shares that are still subject to an EWC as of the effective time of the Reorganization. Class B1 shares are not available for purchase by either Class B1 shareholders or new investors. Class B1 shares of the Buying Fund convert to Class A shares of the Buying Fund on or about the end of the month which is at least four years after the date in which the Class B shares of your Fund were purchased, along with a pro rata portion of the reinvested dividends and distributions.

WHAT ARE THE DISTRIBUTION, PURCHASE, REDEMPTION AND EXCHANGE PROCEDURES

  DISTRIBUTION

     Shares of your Fund and the Buying Fund are distributed by the Distributor, a registered broker-dealer and wholly owned subsidiary of AIM.

     Your Fund and the Buying Fund have adopted distribution plans that allow the payment of distribution and service fees for the sale and distribution of the shares of each of their respective classes. Distribution fees are payable to the Distributor for distribution services. The fee tables above in the section entitled "How Do Your Fund's Fees and Expenses Compare to the Buying Fund's Fees and Expenses" include comparative information about the distribution and service fees payable by each class of shares of your Fund and the Buying Fund. Class A and Class B1 shares of the Buying Fund will have the same aggregate distribution and service fees as the Class B shares of your Fund. Class C Shares of the Buying Fund will have the same contractual rate of distribution and service fees. However, because the Distributor does not intend to voluntarily waive a portion of such fees for the Class C Shares of the Buying Fund, net distribution and service fees for such shares will be higher than Class C shares of your Fund. See "Summary -- How Do Your Fund's Fees and Expenses Compare to the Buying Funds Fees and Expenses -- Distribution and Service Fees."

  PURCHASES

     Your Fund continuously offers its shares through securities dealers that have entered into selected dealer agreements with the Distributor. During any continuous offering, shares of your Fund may be purchased through such selected dealers.

     The Buying Fund also intends to continuously offers its shares. You may purchase shares of the Buying Fund via the following methods: (a) through a financial advisor; (b) by mail; (c) by wire; (d) by telephone (other than an initial purchase); or (e) via the Internet (other than an initial purchase).

     For additional information regarding the purchase procedures of your Fund and the Buying Fund, see your Fund Prospectus and the Buying Fund Prospectus, respectively.

  REPURCHASES AND REDEMPTIONS

     Your Fund is required in the months of February, May, August, and November to conduct repurchase offers in which your Fund will offer to repurchase at least 5% and up to 25% of its shares. (Your Fund may also make a discretionary repurchase offer once every two years but historically has not done so and has no current intention to do so.) In each repurchase offer, the repurchase price will be the net asset value of the shares determined not more than 14 days following the repurchase request deadline and payment for all shares repurchased pursuant to these offers will be made not later than 7 days after the repurchase pricing date.

     At least 21 days prior to the repurchase request deadline, your Fund will mail written notice to each shareholder setting forth the number of shares your Fund will repurchase, the repurchase request deadline and other terms of the offer to repurchase, and the procedures for shareholders to follow to request a repurchase. The repurchase request deadline will be strictly observed. Shareholders and financial intermediaries failing to submit repurchase requests in good order by such deadline will be unable to liquidate shares until a subsequent repurchase offer.

     If more shares are tendered for repurchase than your Fund has offered to repurchase, the Board may, but is not obligated to, increase the number of shares to be repurchased by 2% of your Fund's shares outstanding; if there are still more shares tendered than are offered for repurchase, shares will be repurchased on a pro-rata basis. Thus, in any given repurchase offer, shareholders may be unable to liquidate all or a given percent of their shares. Shareholders may withdraw shares tendered for repurchase at any time prior to the repurchase request deadline.

     On the other hand, shares of the Buying Fund may be redeemed each business day via the following methods: (a) through a financial advisor; (b) by mail; (c) by wire; (d) by telephone; or (e) via the Internet.

     For additional information regarding the redemption procedures of your Fund and Buying Fund, see your Fund Prospectus and the Buying Fund Prospectus, respectively.

  EXCHANGES

     Class B and Class C shares of your Fund may generally be exchanged for shares of other funds within the AIM Family of Funds(R) (the "AIM Funds") of the same class.

     Class A and Class C shares of the Buying Fund may generally be exchanged for shares of other funds within the AIM Funds of the same class. Class B1 shares of the Buying Fund may be exchanged for Class A shares of other funds within the AIM Funds.

     For additional information regarding the exchange procedures of your Fund and Buying Fund, see your Fund Prospectus and the Buying Fund Prospectus, respectively.

WHAT ARE THE DIFFERENCES BETWEEN OPEN-END FUNDS AND CLOSED-END INTERVAL FUNDS

  GENERAL

     Open-end investment companies, commonly referred to as mutual funds, issue redeemable securities. The holders of redeemable securities have the right to surrender those securities to the mutual fund and obtain in return an amount based on their proportionate share of the value of the mutual fund's net assets. Most mutual funds also continuously issue new shares to investors at a price based on the fund's net asset value ("NAV") at the time of issuance. Such a fund's NAV per share is determined by deducting the amount of its liabilities from the value of its assets and dividing the difference by the number of shares outstanding.

     In contrast, closed-end interval investment companies, such as your Fund, generally engage in continuous sales of securities but do not permit daily redemptions or repurchases of their outstanding shares. Thus they operate with a relatively fixed capitalization. Interval funds offer shareholders limited liquidity by conducting periodic repurchase offers for their shares. The amount of shares that may be purchased by an interval fund is limited to no more than 25% of the outstanding shares. Your Fund engages in quarterly repurchases of its shares.

     Some of the legal and practical differences between operations of your Fund as a closed-end interval fund versus an open-end mutual fund (the Buying Fund) are as follows:

  ACQUISITION AND DISPOSITION OF SHARES

     If your Fund is reorganized into an open-end investment company, you would be able to redeem all or a portion of your shares daily. Shareholders desiring to realize the value of their shares would be able to do so by exercising their right to have such shares redeemed by the Buying Fund at the next determined current NAV, less sales charges or redemption fees (as described above). Like your Fund, the Buying Fund's NAV per share is calculated by dividing (i) the value of its portfolio securities plus all cash and other assets (including interest and dividends accrued but not collected) less all liabilities (including accrued expenses) by (ii) the number of outstanding shares of the Buying Fund. Open-end investment companies generally value their assets on each business day in order to determine the current NAV on the basis of which their shares may be redeemed by stockholders or purchased by investors. It is anticipated that the NAV of the Buying Fund will be published daily by leading financial publications and available on the Internet.

  PORTFOLIO MANAGEMENT

     Because your Fund only repurchases its shares quarterly, it may generally keep all of its assets fully invested and make investment decisions without having to adjust for cash outflows from repurchases of its shares. Your Fund also generally takes into account cash in flows when making investment decisions because it is engaged in continuous sales of its shares. In contrast, open-end investment companies may be subject to pressure to sell portfolio securities at disadvantageous times or prices in order to satisfy redemption requests. So that the Buying Fund does not have to liquidate portfolio securities at disadvantageous times, it has arranged a credit facility with a bank which permits it to borrow money to handle redemption requests. To the extent that the Buying Fund borrows, it will incur interest costs. To the extent that the Buying Fund holds larger reserves of cash or cash equivalents to have funds available to handle redemption requests, the Buying Fund's investment flexibility and the scope of its investment opportunities could be reduced. The Buying Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or cash equivalents. This may increase transaction costs and portfolio turnover. In addition, the sale of securities may generate taxable gains or losses which must be distributed to shareholders.

  EXPENSES; COSTS OF POTENTIAL NET REDEMPTIONS

     While it is not possible to predict, your Fund's expenses are expected to decrease as a result of open-ending. However, open-ending could result in immediate, substantial redemptions and hence a marked reduction in the size of the Buying Fund. Such reduction in the size of the Buying Fund could result in an increase in each shareholder's pro rata share of the costs and expenses of the Buying Fund. To the extent that the Buying Fund borrows from a bank to meet redemption requests, it will incur interest costs which will increase the expenses of the Buying Fund. Accordingly, the Buying Fund's expense ratio could increase. However, as noted above, certain of the Buying Fund's total annual operating expenses are limited. The expense limits are voluntary and exclude certain expenses, such as any interest expense incurred in connection with any borrowings to meet redemption requests. AIM may modify or discontinue these expense limits at any time upon consultation with the Buyer's Board of Trustees without further notice to investors. See "Summary -- How Do Your Fund's Fees and Expenses Compare to the Buying Fund's Fees and Expenses -- Expense Limitation Agreements."

     As an open-end fund, it is not possible to know whether the Buying Fund will experience net redemptions or net purchases, or over what time period either would occur. An asset base of decreased size could produce less income than is currently being produced. Significant net redemptions could also render the Buying Fund an uneconomical venture by virtue of diminished size. In the event the Buying Fund were to become too small to be considered economically viable, the Board of Trustees of the Buyer might consider alternatives to continuing the Buying Fund's operations, ranging from the merger of the Buying Fund with another investment company to liquidation of the Buying Fund. The Buying Fund has no plans to pursue such alternatives at this time, and any such merger or liquidation would require shareholder approval.

     In addition, the Buying Fund might be required to sell portfolio securities in order to meet redemptions, thereby resulting in realization of gains (or losses). As of December 31, 2005, your Fund had $(3,054,377) of net unrealized capital appreciation (depreciation) for federal income tax purposes. This figure will change as the Buying Fund's portfolio securities change in value.

  SENIOR SECURITIES AND BORROWING

     The Investment Company Act of 1940, as amended (the "1940 Act") prohibits mutual funds from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is an asset coverage of at least 300% for all borrowings. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. In addition, closed-end investment companies may issue preferred stock (subject to various limitations), whereas open-end investment companies generally may not issue preferred stock. This ability to issue senior securities may give closed-end investment companies more flexibility than mutual funds in "leveraging" their assets. Neither the Board nor AIM believes that the more restrictive policies which would govern the Buying Fund as an open-end fund will materially affect the ability of the Buying Fund to carry out its investment program.

  ILLIQUID SECURITIES

     An open-end investment company is subject to the 1940 Act requirement that no more than 15% of its net assets may be invested in securities that are not readily marketable or are otherwise considered to be illiquid. Your Fund's investment restrictions currently do not impose a limit on the percentage of illiquid securities that it may hold. Therefore, if your Fund is converted to an open-end investment company, it will be required to meet the 15% limitation.

     One of your Fund's primary investments is senior secured floating rate loans. From time to time, these investments may be deemed to be illiquid securities. Because the Buying Fund may invest no more than 15% of its net assets in illiquid securities, the Buying Fund may hold fewer senior secured floating rate loans in its portfolio than your Fund currently holds, which may result in a lower yield for the Buying Fund.

  QUALIFICATION AS A REGULATED INVESTMENT COMPANY

     Your Fund intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") after conversion to open-end status, so that it will continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that is distributed to its shareholders.

  EXCESSIVE SHORT-TERM TRADING ACTIVITY

     Unlike closed-end investment companies, open-end funds may be subject to adverse effects from excessive short-term trading activities. Excessive short-term trading activity is a purchase of fund shares followed shortly thereafter by a redemption of fund shares, or vice versa. Due to the disruptive nature of this activity, it can adversely impact the ability of the Buying Fund's investment adviser to invest assets, in an orderly, long-term manner, which in turn, may adversely impact the performance of the Buying Fund. The Buying Fund has adopted polices and procedures designed to discourage excessive or short-term trading of the Buying Fund's shares. See "Shareholder Information-Excessive Short-Term Trading Activity Disclosures" in the Buying Fund Prospectus attached as Appendix II. The redemption fee, discussed above, is intended to reduce excessive short-term trading in the Buying Fund's shares.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees of your Fund, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

WHAT ARE THE RISKS ASSOCIATED WITH THE BUYING FUND

     The risks associated with an investment in the Buying Fund are similar to the risks associated with an investment in your Fund.

     There is a risk that you could lose all or a portion of your investment in the Buying Fund and that the income you may receive from your investment may vary. The value of your investment in the Buying Fund will go up and down with the prices of the securities in which the Buying Fund invests.

     The loans in which the Buying Fund may invest are typically non-investment grade which involve a greater risk of default on interest and principal payments and of price changes due to the changes in the credit quality of the issuer. Debt securities rated below investment grade are considered to have speculative characteristics and are commonly referred to as "leveraged loans" or "junk bonds."

     The value of lower quality debt securities and lower quality floating rate loans, can be more volatile due to increased sensitivity to adverse issuer, political, regulatory, market, or economic developments. A significant portion of the Buying Fund's floating rate investments may be issued in connection with highly leveraged transactions. These obligations are subject to greater credit risks, including a greater possibility of default or bankruptcy of the borrower.

     The terms of the senior secured floating rate loans and debt securities in which the Buying Fund typically invests require that collateral be maintained to support payment of the obligations. However, the value of the collateral may decline after the Buying Fund invests. There is also a risk that the value of the collateral may not be sufficient to cover the amount owed to the Buying Fund. In addition, collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower under applicable law or may be difficult to sell. In the event that a borrower defaults, the Buying Fund's access to the collateral may be limited by bankruptcy or other insolvency laws. There is also the risk that the collateral may be difficult to liquidate, or that a majority of the collateral may be illiquid. As a result, the Buying Fund may not receive payments to which it is entitled.

     Some of the floating rate loans and debt securities in which the Buying Fund may invest will be considered to be illiquid. The Buying Fund may invest no more than 15% of its net assets in illiquid securities. A majority of the Buying Fund's assets are likely to be invested in loans and securities that are less liquid than those traded on national exchanges. Loans and securities with reduced liquidity involve greater risk than securities with more liquid markets. Market quotations for such loans and securities may vary over time, and if the credit quality of a loan unexpectedly declines, secondary trading of that loan may decline for a period of time. In the event that the Buying Fund voluntarily or involuntarily liquidates portfolio assets during periods of infrequent trading, it may not receive full value for those assets.

     The ability of an issuer of a floating rate loan or debt security to repay principal prior to maturity can limit the potential for gains by the Buying Fund. Such prepayments may require the Buying Fund to replace the loan or debt security with a lower yielding security. This may adversely affect the Buying Fund's yield.

     In general, the price of a loan or a debt security can fall when interest rates rise and can rise when interest rates fall. Floating rate loans and securities can be less sensitive to interest rate changes, but because up to 20% of the Buying Fund's assets can be invested in fixed rate loans and debt securities and because variable interest rates may only rest periodically, the Buying Fund's net asset value may fluctuate in response to interest rate changes.

     The Buying Fund is non-diversified and can invest a greater portion of its assets in the loans or securities of one borrower or issuer than a diversified fund. As a result, changes in the market value of a single investment could cause greater fluctuations in share price than would occur in a more diversified fund.

     Subject to certain limits, the Buying Fund is authorized to borrow money and has arranged a credit facility with a bank. The bank facility permits the Buying Fund to borrow both to handle requests to redeem shares as well as to purchase additional investments. Money raised through borrowings will be subject to interest costs. Interest costs on borrowed funds may or may not exceed the interest on any assets purchased with borrowed funds. Borrowing money to finance investments also creates the risk of higher volatility of the net asset value of the Buying Fund.

     The Buying Fund may invest in floating rate loans and debt securities that are made to, or issued by, non-U.S. borrowers, U.S. subsidiaries of non-U.S. borrowers and U.S. entities with substantial non-U.S. operations. Such investments may involve risks not typically involved in domestic investments, which can increase the potential for loss in the Buying Fund, including fluctuation in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign or U.S. governmental laws or restrictions applicable to such investments. There is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments in certain foreign countries, which could affect the Buying Fund's investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment position. In addition, information with respect to non-U.S. borrowers may differ from that available for U.S. borrowers, because foreign companies are not generally subject to accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. borrowers.

     The principal risk of investments in synthetic instruments is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Some synthetic instruments are more sensitive to interest rate changes and market price fluctuations than others. Also, synthetic instruments are subject to counter party risk which is the risk that the other party in the transaction will not fulfill its contractual obligation to complete the transaction with Buying Fund.

     An investment in the Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal agency.

                         INFORMATION ABOUT BUYING FUND

WHAT ARE THE CHARACTERISTICS OF THE BUYING FUND SHARES

     Shares of the Buying Fund are redeemable at their net asset value (subject, in certain circumstances, to a contingent deferred sales charge) at the option of the shareholder or at the option of the Buyer in certain circumstances. Each share of the Buying Fund represents an equal proportionate interest in the Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to the Buying Fund as are declared by the Board of Trustees of the Buyer. Each share of the Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of the Buying Fund is subject to different sales loads, conversion features, exchange privileges and class-specific expenses. When issued, shares of the Buying Fund are fully paid and nonassessable, have no preemptive or subscription rights, and are freely transferable. Other than the automatic conversion of Class B1 shares to Class A shares at the end of the month which is approximately four years after the date on which Class B shares of your Fund were purchased, there are no conversion rights.

WHAT IS THE RECENT MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of your Fund taken from its semi-annual report to shareholders for the semi-annual period ended June 30, 2005 is set forth as Appendix III to this Proxy Statement/Prospectus.

     The Buying Fund has not commenced operations. It will commence operations at the closing of the Reorganization. As a result, a discussion of the Buying Fund's performance is not available at this time.

WHAT ARE THE FINANCIAL HIGHLIGHTS FOR THE FUNDS

     For information about your Fund's financial performance, see the financial highlights for your Fund in Appendix IV attached to this Proxy
Statement/Prospectus.

     The Buying Fund has not commenced operations. It will commence operations at the closing of the Reorganization. As a result, a discussion of the Buying Fund's financial performance is not available at this time.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

WHAT ARE THE TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

HOW AND WHEN WILL THE REORGANIZATION OCCUR

     Consummation of the Reorganization (the "Closing") is expected to occur on April 13, 2006, at 8:00 a.m., Eastern Time (the "Effective Time"). At the Effective Time, all of the assets of your Fund will be delivered to the Buyer's custodian for the account of the Buying Fund in exchange for the assumption by the Buying Fund of the liabilities of your Fund and delivery by the Buyer to your Fund (for distribution to shareholders) of a number of (a) Class A shares of the Buying Fund equal to the number of Class B shares of your Fund that are not subject to an EWC as of the effective time of the Reorganization, (b) Class B1 shares of the Buying Fund equal to the number of Class B shares of your Fund that are subject to an EWC as of the effective time of the Reorganization, and
(c) Class C shares of the Buying Fund equal to the number of Class C shares of your Fund (including, if applicable, fractional shares rounded to the nearest thousandth), all determined and adjusted as provided in the Agreement. Upon delivery of such assets, the Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     The Buying Fund will proceed with the Reorganization if the shareholders of your Fund approve the Agreement.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, the Trust will redeem the outstanding shares of your Fund from shareholders in accordance with the applicable Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

WHAT DID THE BOARD CONSIDER IN APPROVING THE REORGANIZATION

     At a series of meetings held by the Board in October through December 2005, the Board considered the Reorganization. Preliminary discussions occurred at an in-person meeting of the Board held on October 27, 2005. These discussions were followed by further discussions at a telephonic meeting of the Board held on November 14, 2005. The Board held an in person meeting on December 6, 2005 to consider further the proposed Reorganization. After careful consideration and after weighing the pros and cons of the Reorganization, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of shareholders. Accordingly, the Board approved the Agreement and the Reorganization.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning your Fund and the Buying Fund, including comparative fee and expense information, a comparison of investment objectives and strategies of your Fund and the Buying Fund and pro forma expense ratios for your Fund giving effect to the Reorganization. AIM also provided the Board with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization.

     Following the initial Board meeting, the Board requested additional information from AIM with respect to: current litigation, contingent assets and liabilities, and the calculation of pro forma expense ratios. AIM provided such additional information to the Board prior to and at the December 6, 2005 meeting. In addition, the Board requested a follow-up report after the consummation of the Reorganization that shows the actual costs and expenses of the Reorganization.

     In evaluating the Reorganization, the Board considered a number of factors, including:

     - The structure of your Fund as an interval fund and the structure of the Buying Fund as a daily liquidity fund.

     - The marketability of your Fund as compared to the marketability of the Buying Fund.

     - The investment objective and principal investment strategies of your Fund and the Buying Fund.

     - The expenses of your Fund and the pro forma expenses of the Buying Fund after giving effect to the Reorganization.

     - The consequences of the Reorganization for Federal income tax purposes.

     - Any fees and expenses that will be borne directly or indirectly by your Fund or the Buying Fund in connection with the Reorganization.

     - The projected financial impact to AIM and its affiliates of the Reorganization.

     Each of these factors is discussed more fully below.

  STRUCTURE AND MARKETABILITY OF YOUR FUND AND THE BUYING FUND

     AIM proposed the Reorganization as part of an effort to provide shareholders with daily rather than quarterly liquidity, and to increase the size and shareholder base of your Fund which may decrease expenses.

     AIM informed the Board that closed-end interval funds such as your Fund are not as attractive to investors as other types of investment companies. Because interval funds are closed-end funds, their shares are not redeemable at the option of the shareholder. The shares have liquidity only when an interval fund schedules a periodic repurchase offer. In the case of your Fund, shareholders have the ability to have their shares repurchased each quarter and therefore have quarterly liquidity of their shares. This limited liquidity, AIM believes, has two results: it makes your Fund less attractive to shareholders who prefer daily liquidity offered by other funds with similar investment mandates, and it may accelerate an investor's decision to tender shares of your Fund for repurchase. The Board noted that quarterly tenders have led to a decline in net assets of your Fund, which were $487 million at the end of 2000, but had declined to $207 million as of December 31, 2005. Moreover, the Board considered that on December 31, 2000, there were 51,953,060 shares of your Fund outstanding, but only 22,890,699 shares outstanding on December 31, 2005. The Board also noted that, at some point, should the assets of your Fund continue to decline, it would not be in the economic interests of shareholders to continue operating your Fund.

     AIM further believes that there is investor demand for an open-end fund that invests primarily in bank loans and similar debt securities, and therefore proposed that your Fund be converted to an open-end fund to meet that investor demand.

     In reaching its determination to convert your Fund to an open-end fund, the Board considered the proposed class structure and distribution of the Buying Fund. The Board noted that the Buying Fund would offer five share classes -- Class A, Class B1, Class C, Class R and Institutional Class, and that the load and distribution structure for the Class A, Class C, Class R and Institutional Class would be similar to the load and distribution structure in effect for other funds advised by AIM and distributed by the Distributor. The Board also noted that Class B1 shares would only be offered to certain existing Class B shareholders of your Fund in connection with the Reorganization, and would not otherwise be publicly offered.

     The Board also considered the structure of the Reorganization, and the classes of shares of the Buying Fund to be received by the existing shareholders of your Fund in the Reorganization. The Board noted that holders of Class B shares of your Fund would receive Class A shares of the Buying Fund if they had held their Class B shares for at least four years. The Board also noted that holders of Class B shares of your Fund who had not held those shares for at least four years would receive Class B1 shares in the Reorganization, but that those shares would automatically convert to Class A shares once such shares (together with the predecessor Class B shares) had been held for at least four years.

     The Board was advised that no load would be charged on shares issued in the Reorganization, but that they would become subject to applicable 12b-1 distribution fees. In addition, the Board was advised that new purchases of shares would be subject to the sales loads and fees described in the Buying Fund Prospectus. The Board was also advised that existing shareholders of your Fund who receive Class A, Class B1, or Class C shares would be able to exchange their shares for shares of other AIM Funds without the imposition of a sales load.

  MANAGEMENT OF YOUR FUND AND THE BUYING FUND

     The Board noted that your Fund is managed by Thomas Ewald. The Board was advised that AIM anticipated that at the effective time of the Reorganization, Thomas Ewald would become the Buying Fund's lead portfolio manager and that Gregory Stoeckle, who currently serves as an analyst for your Fund, would become a portfolio manager of the Buying Fund.

     The Board also considered that upon the Reorganization, the Buying Fund will be governed by a Board of Trustees which is the same as the Board of Trustees which currently governs your Fund.

     Your Fund and the Buying Fund have identical investment objectives, and will after the Reorganization have the same securities holdings. The Board also considered that the Buying Fund would have similar investment policies and restrictions. The Board considered that, as part of the Reorganization, the Buying Fund would adopt changes to your Fund's non-fundamental investment policy on purchases of illiquid securities to conform the restriction to that typically associated with open-end AIM Funds. As a result, the percentage of illiquid securities that the Buying Fund may hold would be reduced from a maximum of 100% to a maximum of 15%. In addition, the Board was informed that, since the Buying Fund will offer shareholders the opportunity to redeem their shares each business day, the Buying Fund would initially maintain higher cash reserves than does your Fund, although the amount of cash reserves was likely to decrease over time.

  ADVISORY FEES AND OTHER EXPENSES

     The Board considered the fact that your Fund currently pays AIM a management fee at a rate equal to an annual rate of 0.95% of your Fund's average net assets, and that based on the asset size of your Fund the Buying Fund will pay a management fee to AIM at an annual rate of 0.65% of the Buying Fund's average daily net assets.

     The Board also considered that the Buying Fund's Class C shares' distribution fees would be higher by 0.25% than your Fund's distribution fees because the Buying Fund will not be waiving 0.25% of the Buying Fund's distribution fees. However, the Board noted that the total annual operating expenses of Class C Shares of the Buying Fund are expected to be lower than your Fund's Class C shares' total annual operating expenses.

     The Board also considered the operating expenses of your Fund, and the pro forma operating expenses of the Buying Fund, as well as voluntary expense limitations that are in effect for your Fund, and are proposed by AIM for the Buying Fund. As a percentage of the average daily net assets, after taking into account the voluntary expense waivers for both your Fund and the Buying Fund, the pro forma operating expenses of the Buying Fund after giving effect to the Reorganization, are lower than the total annual operating expenses of your Fund for all share classes.

  TAX CONSEQUENCES

     The Board also considered the fact that your Fund would obtain an opinion of fund counsel, Ballard Spahr Andrews & Ingersoll, LLP, that the Reorganization will qualify as a tax-free reorganization for federal income tax purposes and accordingly will not result in any gain or loss for Federal income tax purposes to your Fund, the Buying Fund, shareholders of your Fund or shareholders of the Buying Fund.

  REORGANIZATION EXPENSES

     The Board noted that the total expenses to be incurred in connection with the Reorganization are expected to be approximately $110,000. The Board considered that these expenses will initially be paid by your Fund, however, AIM has advised the Board that AIM will indirectly bear the cost of the Reorganization because your Fund's expense ratios are in excess of the voluntary expense limitations in effect.

     The Board also noted that no sales charges or other charges would be imposed on any of the shares of the Buying Fund issued to the shareholders of your Fund in connection with the Reorganization.

  FINANCIAL IMPACT TO AIM AND ITS AFFILIATES

     The Board noted that AIM will indirectly bear the cost of the Reorganization, due to voluntary expense limitations for your Fund currently in effect.

  BOARD RECOMMENDATION

     Based on the foregoing and the information presented at the Board meetings discussed above, the Board determined that the Reorganization is advisable and in the best interests of your Fund and will not dilute the interests of shareholders. Therefore, the Board recommended the approval of the Agreement by the shareholders of your Fund at the Special Meeting.

WHAT ARE THE OTHER TERMS OF THE AGREEMENT

     If any amendment is made to the Agreement following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Agreement may be amended without shareholder approval by mutual agreement of the parties.

     The Trust and the Buyer have made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of the Trust and the Buyer pursuant to the Agreement are subject to various conditions, including the following mutual conditions:

     - the Buyer's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Agreement; and

     - the Trust and the Buyer shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Agreement will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Agreement may be terminated and the Reorganization may be abandoned at any time by mutual agreement of the parties, or by either party if the shareholders of your Fund do not approve the Agreement or if the Closing does not occur on or before December 31, 2006.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Code, the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by your Fund upon the transfer of its assets to the Buying Fund solely in exchange for shares of the Buying Fund and the Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders;

     - no gain or loss will be recognized by the Buying Fund on its receipt of assets of your Fund in exchange for shares of the Buying Fund;

     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of the Buying Fund;

     - the tax basis of the shares of the Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor; and

     - the holding period of the shares of the Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing.

     Neither the Trust nor the Buyer has requested or will request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to the Trust and the Buyer as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of the Trust and the Buyer upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of the Trust or the Buyer are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

WHAT IS THE ACCOUNTING TREATMENT OF THE REORGANIZATION

     The Reorganization will each be accounted for on a tax-free combined basis. Accordingly, the book cost basis to the Buying Fund of the assets of your Fund will be the same as the book cost basis of such assets to your Fund.

                             RIGHTS OF SHAREHOLDERS

     The Trust and the Buyer are each Delaware statutory trusts. Other than as discussed below, there are no material differences between the rights of shareholders under the Agreement and Declaration of Trust for your Fund and the rights of shareholders under the Agreement and Declaration of Trust for the Buying Fund.

REPURCHASES AND REDEMPTIONS

     No market presently exists for your Fund's shares and it is not currently expected that a secondary market will develop. To provide shareholders with limited liquidity, the Agreement and Declaration of Trust for your Fund requires that the Trust make offers to repurchase your Fund's shares in quarterly intervals.

     The Agreement and Declaration of Trust for the Buying Fund provides that any shareholder of the Buying Fund shall have the right to require the Buying Fund to redeem such shareholders' shares in the Buying Fund subject to the terms and conditions as are set forth in its registration statement. The Buying Fund's prospectus permits shareholders to redeem their Buying Fund shares daily.

     The Agreement and Declaration of Trust for the Buying Fund permits the Buyer to redeem a shareholder's account if such account is less than $500.00. The Agreement and Declaration of Trust for your Fund does not have a similar provision.

VOTING RIGHTS OF SHAREHOLDERS

     The Agreement and Declaration of Trust for your Fund has provisions that have the effect of limiting (i) the ability of other entities or persons to acquire control of your Fund, (ii) the Trust's freedom to engage in certain transactions, including converting your Fund from a closed-end investment company to an open-end investment company (the "Conversion Provision"), and
(iii) the ability of the Trust's Trustees or shareholders to amend certain provisions of the Agreement and Declaration of Trust, including any amendment to the Agreement and Declaration of Trust for your Fund that makes its shares a redeemable security (collectively with the Conversion Provision, the "Closed-End Fund Provisions"). These provisions of the Agreement and Declaration of Trust for your Fund may be regarded as "anti-takeover" provisions.

     Under the Agreement and Declaration of Trust for your Fund, the affirmative vote of the holders of at least 66 2/3% (which is higher than that required under Delaware law, the 1940 Act or the Agreement and Declaration of Trust for the Buying Fund) of the outstanding shares of your Fund (a "Super-Majority Vote") is required generally to authorize certain extraordinary transactions, including but not limited to certain mergers and consolidations of your Fund, issuances of securities of your Fund to principal shareholders of your Fund, and the sale, lease or exchange of substantially all of the assets of your Fund. A lower voting standard would be required with respect to any of the foregoing transactions, however, when two-thirds of your Fund's trustees including two-thirds of the independent trustees (the "Required Trustee Approval") approve the transaction. Because the Required Trustee Approval has been obtained for the Agreement, a Super-Majority Vote of shareholders is not required to approve the Agreement. Rather, a lower voting standard, an Investment Company Act Majority (as defined below), must be obtained to approve the Agreement. See "Information About the Special Meeting and Voting -- What is the Vote Necessary to Approve the Agreement" below.

     The Agreement and Declaration of Trust for the Buying Fund does not contain such anti-takeover provisions and requires lower than a Super-Majority Vote of the Buying Fund's shareholders to authorize certain extraordinary transactions, including but not limited to certain mergers and consolidations of the Buying Fund, and the sale, lease or exchange of substantially all of the assets of the Buying Fund. In addition, because the Buying Fund is structured as an open-end fund, the Agreement and Declaration of Trust for the Buying Fund does not include the Closed-End Fund Provisions.

                                 CAPITALIZATION

     The following table sets forth, as of December 31, 2005, (i) the capitalization of each class of shares of your Fund; (ii) the capitalization of each class of shares of the Buying Fund, and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Agreement.

                                                                  YOUR FUND
                                                               CLASS B SHARES
                                                              -----------------
Net Assets..................................................    $159,207,812
Shares Outstanding..........................................      17,608,707
Net Asset Value Per Share...................................    $       9.04

                                     YOUR FUND
                                  CLASS B SHARES
                                 NOT SUBJECT TO AN                                         PRO FORMA
                                 EARLY WITHDRAWAL       BUYING FUND       PRO FORMA       BUYING FUND
                                      CHARGE          CLASS A SHARES     ADJUSTMENTS    CLASS A SHARES
                                 -----------------   -----------------   -----------   -----------------
Net Assets.....................     $67,873,538              0               --(1)        $67,873,538
Shares Outstanding.............       7,506,951              0               --             7,506,951
Net Asset Value Per Share......     $      9.04              0               --           $      9.04

                                   YOUR FUND
                                CLASS B SHARES
                                 SUBJECT TO AN                                                 PRO FORMA
                               EARLY WITHDRAWAL         BUYING FUND         PRO FORMA         BUYING FUND
                                    CHARGE            CLASS B1 SHARES      ADJUSTMENTS      CLASS B1 SHARES
                               -----------------   ---------------------   -----------   ---------------------
Net Assets...................     $91,334,274                0                 --(1)          $91,334,274
Shares Outstanding...........      10,101,756                0                 --              10,101,756
Net Asset Value Per Share....     $      9.04                0                 --             $      9.04

                                                                                             PRO FORMA
                                       YOUR FUND          BUYING FUND       PRO FORMA       BUYING FUND
                                    CLASS C SHARES      CLASS C SHARES     ADJUSTMENTS    CLASS C SHARES
                                   -----------------   -----------------   -----------   -----------------
Net Assets.......................     $47,624,931              0               --(1)        $47,624,931
Shares Outstanding...............       5,281,992              0               --             5,281,992
Net Asset Value Per Share........     $      9.02              0               --           $      9.02

- ---------------

(1) The estimated cost of the Reorganization is approximately $110,000. Although your Fund will initially pay these costs, AIM will indirectly bear these costs through expense limitation arrangements because your Fund's operating expenses exceed the expense limitations of the share classes.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

               PENDING LITIGATION AND SETTLED ENFORCEMENT ACTIONS

     Your Fund, along with numerous unrelated funds and financial institutions, has been named as a defendant in two private civil lawsuits filed in the United States Bankruptcy Court, Southern District of New York. (Enron Corp. v. J.P. Morgan Securities, Inc., et al., Case No. 01-16034(AJG) and Adelphia Communications Corp. and its Affiliate Debtors in Possession and Official Committee of Unsecured Creditors of Adelphia v. Bank of America, individually and as Agent for various Banks Party to Credit Agreements, et. al., Case No 02-41729). These lawsuits seek, respectively, avoidance of certain payments made by Enron Corp. and avoidance of certain loans of Adelphia Communications Corp. The Enron lawsuit alleges that payments made to your Fund and other creditors to prepay and/or redeem certain commercial paper prior to its maturity were preferential transfers. The amount sought to be recovered from your Fund in the Enron lawsuit is the aggregate amount of the repurchases of Enron's commercial paper from your Fund during the 90 days prior to the filing by Enron of a bankruptcy petition (approximately $10 million) plus interest and Enron's court costs. The Adelphia lawsuit alleges that the purchasers of Adelphia's bank debt knew, or should have known, that the loan proceeds would not benefit Adelphia, but instead would be used to enrich Adelphia insiders. The amount sought to be recovered from your Fund in the Adelphia lawsuit is not specified in such lawsuit. Adelphia has also filed a bankruptcy petition. Accordingly, any recoveries by the plaintiffs in these lawsuits may result in a corresponding claim against the respective bankruptcy estate, which may be paid in part through distributions under a plan of reorganization to the extent the claim is allowed under such plan.

     On October 8, 2004, INVESCO Funds Group, Inc. ("IFG") (the former investment advisor to certain AIM funds), AIM and the Distributor (the distributor of the retail AIM funds, including your Fund) reached final settlements with certain regulators, including the SEC, the New York Attorney General and the Colorado Attorney General, to resolve civil enforcement actions and/or investigations related to market timing and related activity in the AIM funds, including those formerly advised by IFG. As part of the settlements, a $325 million fair fund ($110 million of which is civil penalties) has been created to compensate shareholders harmed by market timing and related activity in funds formerly advised by IFG. Additionally, AIM and the Distributor created a $50 million fair fund ($30 million of which is civil penalties) to compensate shareholders harmed by market timing and related activity in funds advised by AIM, which was done pursuant to the terms of the settlements. These two fair funds may increase as a result of contributions from third parties who reach final settlements with the SEC or other regulators to resolve allegations of market timing and/or late trading that also may have harmed applicable AIM funds. These two fair funds will be distributed in accordance with a methodology to be determined by AIM's independent distribution consultant, in consultation with AIM and the independent trustees of the AIM funds and acceptable to the staff of the SEC.

     Civil lawsuits, including a regulatory proceeding and purported class action and shareholder derivative suits, have been filed against certain of the AIM funds, IFG, AIM, the Distributor and/or related entities and individuals, depending on the lawsuit, alleging among other things: (i) that the defendants permitted improper market timing and related activity in the funds; (ii) that certain funds inadequately employed fair value pricing; (iii) that the defendants charged excessive advisory and/or distribution fees and failed to pass on to shareholders the perceived savings generated by economies of scale and that the defendants adopted unlawful distribution plans; and (iv) that the defendants improperly used the assets of the funds to pay brokers to aggressively promote the sale of the funds over other mutual funds and that the defendants concealed such payments from investors by disguising them as brokerage commissions.

     Additional civil lawsuits related to the above or other matters may be filed by regulators or private litigants against your Fund and the other AIM funds, IFG, AIM, the Distributor and/or related entities and individuals in the future. You can find more detailed information concerning all of the above matters, including the parties to the civil lawsuits and summaries of the various allegations and remedies sought in such lawsuits, in your Fund's SAI.

     As a result of the matters discussed above, investors in your Fund and the other AIM funds might react by redeeming their investments. This might require the funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the funds.

                        ADDITIONAL INFORMATION ABOUT THE
                           BUYING FUND AND YOUR FUND

     For more information with respect to the Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix
II: (i) see "Investment Objectives and Strategies" and "Principal Risks of Investing in the Fund" for further information about the investment objectives, strategies and risks of investing in the Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about the Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" and "Shareholder Information" for more information about the pricing, purchase, redemption and repurchase of shares of the Buying Fund, tax consequences to shareholders of various transactions in shares of the Buying Fund, distribution arrangements and the multiple class structure of the Buying Fund.

     For more information with respect to your Fund concerning the following topics, please refer to the following sections of your Fund Prospectus, which have been made a part of this Proxy Statement/Prospectus by reference: (i) see "Investment Objectives and Policies" and "Special Considerations and Risk Factors" for more information about the investment objectives, strategies and risks of investing in your Fund; (ii) see "Financial Highlights" for more information about the financial highlights of your Fund; (iii) see "Other Information" for more information about the organization of your Fund, and for information about your Fund's Custodian, Transfer and Dividend Disbursing Agent and Registrar; (iv) see "Management" for more information about the management of your Fund; (v) see "Description of Shares" for information about the attributes of the shares of your Fund, the outstanding shares of your Fund, and certain anti-takeover provisions applicable to your Fund; (vi) see "Dividend Reinvestment Plan" for information about the Dividend Reinvestment Plan for your Fund; (vii) see "Purchase of Shares -- Multiple Pricing System", "Early Withdrawal Charge", "Repurchase Offers" and "Distribution Plans" for more information about the pricing, purchase, redemption and repurchase of shares of your Fund; (viii) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of your Fund; and (ix) see "Dividends and Other Distributions" for more information about your Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which the Trust and the Buyer have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of the Trust's registration statement containing your Fund Prospectus and related Statement of Additional Information is Registration No. 811-09797. Your Fund Prospectus is incorporated herein by reference. The SEC file number for the Buyer's registration statement containing the Buying Fund Prospectus and related Statement of Additional Information is Registration No. 811-09913. Such Buying Fund Prospectus is incorporated herein by reference.

     The Trust and the Buyer are subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by the Trust and the Buyer (including the Registration Statement of the Buyer relating to the Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, DC 20549, and at the following regional office of the SEC: 1801 California Street, Suite 4800, Denver, CO 80202. Copies of such material may also be obtained from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and Buyer and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

WHY DID WE SEND YOU THIS PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meeting and at any adjournments of the Special Meeting. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     The Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about February 27, 2006 to all shareholders entitled to vote. Shareholders of record of your Fund as of the close of business on January 31, 2006 (the "Record Date") are entitled to vote at the Special Meeting. The number of shares outstanding of each class of shares of your Fund on the Record Date can be found at Exhibit A. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

WHEN AND WHERE WILL THE SPECIAL MEETING BE HELD

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 11, 2006, at 3:00 p.m., Central Time.

HOW DO I VOTE IN PERSON

     If you do attend the Special Meeting and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call the Trust at (800) 952-3502 if you plan to attend the Special Meeting.

HOW DO I VOTE BY PROXY

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meeting, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Agreement, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meeting.

     If you authorize a proxy, you may revoke it at any time before it is exercised by sending in another proxy card with a later date or by notifying the Secretary of the Trust in writing to the address of the Trust set forth on the cover page of this Proxy Statement/Prospectus before the Special Meeting that you have revoked your proxy. In addition, although merely attending the Special Meeting will not revoke your proxy, if you are present at the Special Meeting you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

HOW DO I VOTE BY TELEPHONE OR THE INTERNET

     You may vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the proxy card accompanying this Proxy Statement/Prospectus.

WHAT IS THE QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting in person or by proxy. The quorum requirement must be met for holders of Class B shares of your Fund and Class C shares of your Fund, each considered separately as a class.

     Under the rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will not be entitled to vote your shares if it has not received instructions from you. A "broker non-vote" occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is non-routine.

     Abstentions and broker non-votes will count as shares present at the Special Meeting for purposes of establishing a quorum.

COULD THERE BE AN ADJOURNMENT OF THE SPECIAL MEETING

     If a quorum is not present at the Special Meeting or a quorum is present but sufficient votes to approve the Agreement are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Agreement in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Agreement against such adjournment. A shareholder vote may be taken on the Agreement prior to any adjourned meeting if sufficient votes have been received and it is otherwise appropriate.

WHAT IS THE VOTE NECESSARY TO APPROVE THE AGREEMENT

     If a quorum is present, approval of the Agreement will require the affirmative vote of the lesser of (i) 67% of the shares represented at the Special Meeting at which more than 50% of the outstanding shares of your Fund are present in person or by proxy, or (ii) more than 50% of the outstanding shares of your Fund (an "Investment Company Act Majority"). The Investment Company Act Majority must be obtained by the Class B shareholders of your Fund and Class C shareholders of your Fund, each voting separately as a class. Abstentions and broker non-votes are counted as present but are not considered votes cast. As a result, they have the same effect as a vote against this proposal.

HOW WILL PROXIES BE SOLICITED AND WHO WILL PAY

     The Trust has engaged the services of Management Information Services (the "Solicitor") to assist in the solicitation of proxies for the Special Meeting. The Solicitor's costs are expected to be approximately $3,500. The Trust expects to solicit proxies principally by mail, but the Trust or the Solicitor may also solicit proxies by telephone, facsimile or personal interview. The Trust's officers will not receive any additional or special compensation for any such solicitation performed by them. Ultimately due to the expense limitation arrangements in place for your Fund, AIM will bear all of your Fund's costs and expenses incurred in connection with the Reorganization, including solicitation costs.

WILL ANY OTHER MATTERS BE VOTED ON AT THE SPECIAL MEETING

     Management does not know of any matters to be presented at the Special Meeting other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meeting, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

WHO OWNS MORE THAN 5% OF THE SHARES OF YOUR FUND AND THE BUYING FUND

     A list of the name, address and percent ownership of each person who, as of January 31, 2006, to the knowledge of the Trust owned 5% or more of any class of the outstanding shares of your Fund can be found at Exhibit B. As of January 31, 2006, no persons owned shares of the Buying Fund other than AIM, which owns one share of each class of the Buying Fund as its initial shareholder.

DO EXECUTIVE OFFICERS AND TRUSTEES OWN SHARES OF YOUR FUND AND THE BUYING FUND

     To the best knowledge of the Trust, the ownership of shares of your Fund by executive officers and trustees of the Trust as a group constituted less than 1% of the outstanding shares of each class of your Fund as of January 31, 2006. No officers or trustees of the Buyer owned shares in the Buying Fund as of January 31, 2006.

                                   EXHIBIT A

          SHARES OUTSTANDING OF EACH CLASS OF YOUR FUND ON RECORD DATE

     As of January 31, 2006, there were the following number of shares outstanding of each class of your Fund:

YOUR FUND
- ---------
Class B Shares:    17,636,998.49
Class C Shares:     5,435,360.13

                                   EXHIBIT B

                        OWNERSHIP OF SHARES OF YOUR FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 31, 2006, to the best knowledge of the Trust owned 5% or more of any class of the outstanding shares of your Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of your Fund is presumed to "control" the fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                                                                NUMBER OF     PERCENT OWNED OF
NAME AND ADDRESS                             CLASS OF SHARES   SHARES OWNED       RECORD*
- ----------------                             ---------------   ------------   ----------------
Merrill Lynch Pierce Fenner & Smith........      Class C        787,048.35         14.48%
FBO The Sole Benefit of Customers
Attn: Fund Administration
4800 Deer Lake Dr East 2nd Floor
Jacksonville FL 32246-6484

Pershing LLC...............................      Class C        733,267.41         13.49%
P O Box 2052
Jersey City NJ 07303-2052

- ---------------

* The Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

     To the best of the knowledge of the Trust, the ownership of shares of your Fund by executive officers and trustees of the Trust, as a group constituted less than 1% of the outstanding shares of each class of such fund as of January 31, 2006.

                                                                      APPENDIX I

                             AIM FLOATING RATE FUND

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of December 6, 2005, by and between AIM Floating Rate Fund, a Delaware statutory trust ("AFRF"), acting on its own behalf and on behalf of AIM Floating Rate Fund and AIM Counselor Series Trust, a Delaware statutory trust (the "Trust"), acting on its own behalf and on behalf of its series portfolio AIM Floating Rate Fund.

                                   BACKGROUND

     AFRF is organized as a series management investment company and is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. AFRF currently publicly offers shares of beneficial interest representing interests in its single series portfolio which has been designated as AIM Floating Rate Fund and is referred to in this Agreement as the "Current Fund."

     The Board of Trustees of AFRF has designated multiple classes of shares of beneficial interest that represent interests in the Current Fund. Each of these classes is listed on Schedule A to this Agreement and is referred to in this Agreement as a "Current Fund Class."

     The Board of Trustees of AFRF has determined that it would be in the best interests of the shareholders of the Current Fund for the Current Fund to reorganize as an investment portfolio of the Trust for the sole purpose of converting the Current Fund from a closed-end investment company to an open-end investment company. In anticipation of such reorganization, the Board of Trustees of the Trust has established an additional series portfolio corresponding to the Current Fund and designated such series portfolio as AIM Floating Rate Fund (the "New Fund"), and has designated multiple classes of shares of beneficial interest in the New Fund (each a "New Fund Class"). Schedule A lists the New Fund Classes.

     The Current Fund desires to provide for its reorganization (the "Reorganization") through the transfer of all of its assets to the New Fund in exchange for the assumption by the New Fund of the liabilities of the Current Fund and the issuance by the Trust to the Current Fund of shares of beneficial interest in the New Fund ("New Fund Shares"). New Fund Shares received by the Current Fund will have an aggregate net asset value equal to the aggregate net asset value of the shares of the Current Fund immediately prior to the Reorganization (the "Current Fund Shares"). The Current Fund will then distribute the New Fund Shares it has received to its shareholders.

     The Reorganization is subject to, and shall be effected in accordance with, the terms of this Agreement. This Agreement is intended to be and is adopted by AFRF, on its own behalf and on behalf of the Current Fund, and by the Trust, on its own behalf and on behalf of the New Fund, as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS.

     Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the preamble or background to this Agreement. In addition, the following terms shall have the following meanings:

          1.1 "Assets" shall mean all assets including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on the Current Fund's books, and other property owned by the Current Fund at the Effective Time.

          1.2 "Closing" shall mean the consummation of the transfer of Assets, assumption of Liabilities and issuance of shares described in Sections 2.1 and 2.2 of this Agreement, together with the related acts necessary to consummate the Reorganization, to occur on the date set forth in Section 3.1.

          1.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.4 "Current Fund" shall mean the single series portfolio of AFRF established as AIM Floating Rate Fund.

          1.5 "Current Fund Class" shall mean each class of shares of beneficial interest in the Current Fund as shown on Schedule A.

          1.6 "Current Fund Shares" shall mean the shares of the Current Fund outstanding immediately prior to the Reorganization.

          1.7  "Effective Time" shall have the meaning set forth in Section 3.1.

          1.8 "Liabilities" shall mean all liabilities of the Current Fund including, without limitation, all debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

          1.9 "New Fund" shall mean the series portfolio of the Trust established as AIM Floating Rate Fund.

          1.10 "New Fund Class" shall mean each class of shares of beneficial interest in the New Fund as set forth on Schedule A, certain of which shall correspond to the existing Current Fund Classes as shown on Schedule B.

          1.11 "New Fund Shares" shall mean those shares of beneficial interest in the New Fund issued to the Current Fund hereunder.

          1.12 "RIC" shall mean a "regulated investment company" (as defined under Subchapter M of the Code).

          1.13  "SEC" shall mean the Securities and Exchange Commission.

          1.14 "Securities Act" shall mean the Securities Act of 1933, as amended.

          1.15 "Shareholder(s)" shall mean the Current Fund's shareholder(s) of record, determined as of the Effective Time.

          1.16  "Shareholders Meeting" shall have the meaning set forth in
     Section 5.1.

          1.17  "Transfer Agent" shall have the meaning set forth in Section
     2.2.

          1.18 "1940 Act" shall mean the Investment Company Act of 1940, as amended.

2.  PLAN OF REORGANIZATION.

     2.1 AFRF agrees, on behalf of the Current Fund, to assign, sell, convey, transfer and deliver all of the Assets of the Current Fund to the New Fund. The Trust, on behalf of the New Fund, agrees in exchange therefor:

          (a) to issue and deliver to the Current Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class designated on Schedule B equal to the number of full and fractional Current Fund Shares of each Current Fund Class designated on Schedule B; and

          (b) to assume all of the Current Fund's Liabilities.

     Such transactions shall take place at the Closing.

     2.2 At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Shares issued pursuant to Section 5.2 shall be redeemed by the New Fund at a redemption price equal to $10.00 per share and (b) the Current Fund shall distribute the New Fund Shares received by it pursuant to
Section 2.1 to the Current Fund's Shareholders in exchange for such Shareholders' Current Fund Shares.

Such distribution shall be accomplished through opening accounts, by the transfer agent for the Trust (the "Transfer Agent"), on the New Fund's share transfer books in the Shareholders' names and transferring New Fund Shares to such accounts. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class due that Shareholder. All outstanding Current Fund Shares, including those represented by certificates, shall simultaneously be canceled on the Current Fund's share transfer books. The Trust shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates representing Current Fund Shares shall represent New Fund Shares after the Reorganization.

     2.3 Following receipt of the required shareholder vote and as soon as reasonably practicable after the Closing, the status of the Current Fund as a designated series of AFRF shall be terminated.

     2.4 Following receipt of the required shareholder vote and as soon as reasonably practicable after distribution of the New Fund Shares pursuant to
Section 2.2, AFRF shall cause a Form N-8F to be filed with the SEC to deregister AFRF as a registered investment company and, following the filing of Form N-8F and the issuance by the SEC of an order declaring that AFRF has ceased to be an investment company, AFRF shall file Certificate of Cancellation with the Secretary of State of the State of Delaware to dissolve AFRF as a Delaware statutory trust; provided, however, that the filing of Form N-8F and Certificate of Cancellation as aforesaid shall not be required if the Reorganization shall not have been consummated.

     2.5 Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder of the Current Fund Shares exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

     2.6 Any reporting responsibility of AFRF or the Current Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

3.  CLOSING.

     3.1 The Closing shall occur at the principal office of AFRF on April 13, 2006, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of AFRF's and the Trust's close of business on the date of the Closing or at such other time as the parties may agree (the "Effective Time").

     3.2 AFRF or its fund accounting agent shall deliver to the Trust at the Closing, a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Current Fund to the New Fund, as reflected on the New Fund's books immediately following the Closing, does or will conform to such information on the Current Fund's books immediately before the Closing. AFRF shall cause the custodian for the Current Fund to deliver at the Closing a certificate of an authorized officer of the custodian stating that (a) the Assets held by the custodian will be transferred to the New Fund at the Effective Time, and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

     3.3 AFRF shall deliver to the Trust at the Closing a list of the names and addresses of each Shareholder of the Current Fund and the number of outstanding Current Fund Shares of each Current Fund Class owned by each Shareholder, all as of the Effective Time, certified by AFRF's Secretary or Assistant Secretary. The Trust shall cause the Transfer Agent to deliver at the Closing a certificate as to the opening on the New Fund's share transfer books of accounts in the Shareholders' names. The Trust shall issue and deliver a confirmation to AFRF evidencing the New Fund Shares to be credited to the Current Fund at the Effective Time or provide evidence satisfactory to AFRF that such shares have been credited to the Current Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

     3.4 AFRF and the Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES.

     4.1 AFRF represents and warrants on its own behalf and on behalf of the Current Fund as follows:

          (a) AFRF is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Amended and Restated Certificate of Trust has been duly filed in the Office of the Secretary of State of Delaware;

          (b) AFRF is duly registered as a closed-end series management investment company under the 1940 Act, and such registration is in full force and effect;

          (c) The Current Fund is a duly established and designated series of AFRF;

          (d) The current prospectus and statement of additional information for Current Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Effective Time do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) At the Closing, the Current Fund will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the New Fund will acquire good and marketable title to the Assets;

          (f) The New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

          (g) The Current Fund is a "fund" as defined in Section 851(g)(2) of the Code; the Current Fund qualified for treatment as a RIC for each taxable year since it commenced operations that has ended (or will end) before the Closing and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); the Current Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and the Current Fund has made all distributions for each calendar year that has ended (or will end) before the Closing that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such calendar year;

          (h) During the five-year period ending on the date of the Reorganization, neither AFRF nor any person related to AFRF (as defined in Section 1.368-1(e)(3) of the Federal income tax regulations adopted pursuant to the Code without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, acquired shares of the Current Fund for consideration other than shares of the Current Fund, except for shares redeemed in the ordinary course of the Current Fund's business as a closed-end investment company (which business shall be deemed to include the Current Fund's acquisition of shares pursuant to periodic repurchase offers made to its shareholders in accordance with Rule 23c-3 of the 1940 Act). There is no plan or intention of the Shareholders who individually own 5% or more of any Current Fund Shares and, to the best of AFRF's knowledge, there is no plan or intention of the remaining Shareholders to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. AFRF does not anticipate dispositions of Current Fund Shares or New Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of the New Fund as a series of an open-end investment company. Consequently, AFRF is not aware of any plan that would cause the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization to be one percent (1%) or more of the shares of the Current Fund outstanding as of the Effective Time;

          (i) The Liabilities were incurred by the Current Fund in the ordinary course of its business and are associated with the Assets;

          (j) AFRF is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          (k) As of the Effective Time, the Current Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Current Fund Shares except for the right of investors to acquire its shares at net asset value in the normal course of its business as a series of a closed-end non-diversified management investment company operating under the 1940 Act;

          (l) At the Effective Time, the performance of this Agreement with respect to the Current Fund shall have been duly authorized by all necessary action by the Current Fund's shareholders;

          (m) The fair market value of the Assets of the Current Fund transferred to the New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred Assets are subject; and

          (n) The Liabilities to be assumed by the New Fund and the Liabilities, if any, to which the transferred Assets are subject, were incurred by the Current Fund in the ordinary course of its business and are associated with the transferred Assets.

     4.2 The Trust represents and warrants on its own behalf and on behalf of the New Fund as follows:

          (a) The Trust is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State of Delaware;

          (b) The Trust is duly registered as an open-end management investment company under the 1940 Act. At the Effective Time, the New Fund Shares to be issued pursuant to Section 2.1 of this Agreement shall be duly registered under the Securities Act by a Registration Statement on Form N-14 filed with the SEC;

          (c) At the Effective Time, the New Fund will be a duly established and designated series of the Trust;

          (d) The New Fund has not commenced operations nor will it commence operations until after the Closing;

          (e) Prior to the Effective Time, there will be no issued and outstanding shares in the New Fund or any other securities issued by the Trust on behalf of the New Fund, except as provided in Section 5.2;

          (f) No consideration other than New Fund Shares (and the New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

          (g) The New Fund Shares to be issued and delivered to the Current Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of the New Fund, fully paid and nonassessable and will conform to the description thereof contained in the Trust's Registration Statement on Form N-14 then in effect;

          (h) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of the Trust's Registration Statement on Form N-14, shall be furnished to the shareholders of the Current Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of the New Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the 1940 Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

          (i) The New Fund will be a "fund" as defined in Section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

          (j) The Trust, on behalf of the New Fund, has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as an open-end investment company; nor does the Trust, on behalf of the New Fund, have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of such business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act;

          (k) The New Fund does not have any plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business the New Fund will continuously review its investment portfolio (as the Current Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets; and

          (l) There is no plan or intention for the New Fund to be dissolved or merged into another corporation or statutory trust or "fund" thereof (within the meaning of Section 851(g)(2) of the Code) following the Reorganization.

     4.3 Each of AFRF and the Trust, on its own behalf and on behalf of the Current Fund or the New Fund, as appropriate, represents and warrants as follows:

          (a) The fair market value of the New Fund Shares of the New Fund received by each Shareholder will be equal to the fair market value of the Current Fund Shares of the Current Fund surrendered in exchange therefor;

          (b) Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares of the New Fund and will own such shares solely by reason of their ownership of the Current Fund Shares of the Current Fund immediately before the Reorganization;

          (c) The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

          (d) There is no intercompany indebtedness between the Current Fund and the New Fund that was issued or acquired, or will be settled, at a discount; and

          (e) Immediately following consummation of the Reorganization, the New Fund will hold the same assets, except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization, and be subject to the same liabilities that the Current Fund held or was subject to immediately prior to the Reorganization. Assets used to pay (i) expenses,
     (ii) all redemptions (other than redemptions at the usual rate and frequency of the Current Fund as a series of an closed-end investment company, which redemptions shall be deemed to include the Current Fund's acquisition of shares pursuant to periodic repurchase offers made to its shareholders in accordance with Rule 23c-3 of the 1940 Act), and (iii) distributions (other than regular, normal distributions), made by the Current Fund after the date of this Agreement will, in the aggregate, constitute less than one percent (1%) of its net assets.

5.  COVENANTS.

     5.1 As soon as practicable after the date of this Agreement, AFRF shall call a meeting of the shareholders of the Current Fund (the "Shareholders Meeting") to consider and act on this Agreement and, in connection therewith, the sale of the Current Fund's assets and the termination of the Current Fund as a designated series of AFRF. The Board of Trustees of AFRF shall recommend that shareholders approve this Agreement and, in connection therewith, the sale of the Current Fund's assets and the termination of the Current Fund as a designated series of AFRF. Approval of this Agreement by the shareholders of the Current Fund will authorize AFRF, and AFRF hereby agrees, to vote on the matters referred to in Sections 5.2 and 5.3 for the New Fund.

     5.2 Prior to the Closing, AFRF shall acquire one New Fund Share in each New Fund Class of the New Fund for the purpose of enabling AFRF to ratify the selection of the Trust's independent accountants, and to vote on the matters referred to in Section 5.3.

     5.3 Immediately prior to the Closing, the Trust (on its own behalf and with respect to the New Fund or each New Fund Class, as appropriate) shall enter into a Master Investment Advisory Agreement, a Master Sub-Advisory Agreement, a Master Administrative Services Agreement, Master Distribution Agreement, a Custodian Agreement, and a Transfer Agency and Servicing Agreement; shall adopt plans of distribution pursuant to Rule 12b-l of the 1940 Act, a multiple class plan pursuant to Rule 18f-3 of the 1940 Act; and shall enter into or adopt, as appropriate, such other agreements and plans as are necessary for the New Fund's operation as a series of an open-end investment company. Each such agreement and plan shall have been approved by the Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and by AFRF as the sole shareholder of the New Fund.

     5.4 The Trust shall file with the SEC one or more post-effective amendments to the Trust's Registration Statement on Form N-lA under the Securities Act, and the 1940 Act, which will contain such amendments to such Registration Statement on Form N-1A as are determined by the Trust to be necessary and appropriate to effect the Reorganization, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective prior to the Closing.

     5.5 The Trust shall file with the SEC a Registration Statement on Form N-14 under the Securities Act, and the 1940 Act, (i) which will contain such amendments to such Registration Statement on Form N-14 as are determined by the Trust to be necessary and appropriate to effect the Reorganization, and (ii) will register the New Fund Shares to be issued pursuant to Section 2.1 of this Agreement, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective prior to the Closing.

6.  CONDITIONS PRECEDENT.

     The obligations of AFRF, on its own behalf and on behalf of the Current Fund, and the Trust, on its own behalf and on behalf of the New Fund, will be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

          6.1 The shareholders of the Current Fund shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable law.

          6.2 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either AFRF or the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain such consults, orders, and permits would not involve a risk of a material adverse effect on the assets or properties of either the Current Fund or the New Fund, provided that either AFRF or the Trust may for itself waive any of such conditions.

          6.3 The Registration Statement on Form N-14 filed by the Trust with respect to New Fund Shares to be issued to Current Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.4 in a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

          6.4 Each of AFRF and the Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (or in separate letters of representation that AFRF and the Trust shall use their best efforts to deliver to such counsel) and the certificates delivered pursuant to Section 3.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

             (a) The Reorganization will constitute a "reorganization" within the meaning of section 368(a) of the Code, and the Current Fund and the New Fund will each be "a party to a reorganization" within the meaning of section 368(b) of the Code;

             (b) No gain or loss will be recognized to the Current Fund on the transfer of its Assets to the New Fund in exchange solely for the New Fund's New Fund Shares and the New Fund's assumption of the Current Fund's Liabilities or on the subsequent distribution of those New Fund Shares to its Shareholders, in constructive exchange for their Current Fund Shares, in liquidation of the Current Fund;

             (c) No gain or loss will be recognized to the New Fund on its receipt of the Current Fund's Assets in exchange for New Fund Shares and its assumption of the Current Fund's Liabilities;

             (d) The New Fund's basis for the Current Fund's Assets will be the same as the basis thereof in the Current Fund's hands immediately before the Reorganization, and the New Fund's holding period for those Assets will include the Current Fund's holding period therefor;

             (e) A Shareholder will recognize no gain or loss on the constructive exchange of Current Fund Shares solely for New Fund Shares pursuant to the Reorganization; and

             (f) A Shareholder's basis for the New Fund Shares of the New Fund to be received in the Reorganization will be the same as the basis for the Current Fund Shares of the Current Fund to be constructively surrendered in exchange for such New Fund Shares, and a Shareholder's holding period for such New Fund Shares will include its holding period for such Current Fund Shares, provided that such Current Fund Shares are held as capital assets by the Shareholder at the Effective Time.

          6.5 No stop-order suspending the effectiveness of the Registration Statement on Form N-1A shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated).

     At any time prior to the Closing, any of the foregoing conditions (except those set forth in Sections 6.1, 6.3 and 6.4) may be waived by the trustees of either AFRF or the Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the Current Fund's Shareholders.

7.  EXPENSES.

     Except as otherwise provided in Section 4.3(c), all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

8.  ENTIRE AGREEMENT.

     Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

9.  AMENDMENT.

     This Agreement may be amended, modified, or supplemented at any time, notwithstanding its approval with respect to the Current Fund by the shareholders of the Current Fund, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

10.  TERMINATION.

     This Agreement may be terminated with respect to the Current Fund at any time at or prior to the Effective Time, whether before or after approval by the shareholders of the Current Fund:

          10.1 By either AFRF or the Trust (a) in the event of the other party's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before December 31, 2006; or

          10.2  By the parties' mutual agreement.

     Except as otherwise provided in Section 7, in the event of termination under Sections 10.1(c) or 10.2, there shall be no liability for damages on the part of either AFRF or the Trust or the Current Fund or the New Fund, to the other.

11.  MISCELLANEOUS.

     11.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     11.2 Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     11.3 The execution and delivery of this Agreement have been authorized by the Trust's trustees, and this Agreement has been executed and delivered by a duly authorized officer of the Trust in his or her capacity as an officer of the Trust intending to bind the Trust as provided herein, and no officer, trustee or shareholder of the Trust shall be personally liable for the liabilities or obligations of the Trust incurred hereunder. The liabilities and obligations of the Trust pursuant to this Agreement shall be enforceable against the assets of the New Fund only and not against the assets of the Trust generally.

     11.4 The execution and delivery of this Agreement have been authorized by the AFRF's trustees, and this Agreement has been executed and delivered by a duly authorized officer of AFRF in his or her capacity as an officer of AFRF intending to bind AFRF as provided herein, and no officer, trustee or shareholder of AFRF shall be personally liable for the liabilities or obligations of AFRF incurred hereunder. The liabilities and obligations of AFRF pursuant to this Agreement shall be enforceable against the assets of the Current Fund only and not against the assets of AFRF generally.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

Attest:                                         AIM FLOATING RATE FUND, on behalf of its
                                                single series portfolio AIM Floating Rate
                                                Fund
/s/  Ofelia M. Mayo
- ---------------------------------------------   By:  /s/  Robert H. Graham
                                                ---------------------------------------------
                                                Title:  President
Attest:                                         AIM COUNSELOR SERIES TRUST, on behalf of its
                                                series portfolio AIM Floating Rate Fund
/s/  Ofelia M. Mayo
- ---------------------------------------------   By:  /s/  Robert H. Graham
                                                ---------------------------------------------
                                                Title:  President

                                   SCHEDULE A

Classes of Shares of the Current Fund

Class B Shares
Class C Shares

Classes of Shares of the New Fund

Class A Shares
Class B1 Shares
Class C Shares
Class R Shares
Institutional Class Shares

                                   SCHEDULE B

                                                               CORRESPONDING CLASSES
CLASSES OF THE CURRENT FUND                                       OF THE NEW FUND
- ---------------------------                                    ---------------------
Class B Shares that are not subject to an Early Withdrawal
  Charge as of the Effective Time...........................       Class A Shares
Class B Shares that are subject to an Early Withdrawal
  Charge as of the Effective Time...........................     Class B-1 Shares
Class C Shares..............................................       Class C Shares